    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 4, 2005

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                            AMERIGAS PARTNERS, L.P.
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                               2952                              23-2787918
  (State or Other Jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   Incorporation or Organization)        Classification Code Number)              Identification No.)

                             AMERIGAS FINANCE CORP.
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                               2952                              23-2800532
  (State or Other Jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   Incorporation or Organization)        Classification Code Number)              Identification No.)

                            AMERIGAS PARTNERS, L.P.
                                  P.O. BOX 965
                                VALLEY FORGE, PA
                                     19482
                                 (610) 337-7000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                ROBERT H. KNAUSS
                       VICE PRESIDENT AND GENERAL COUNSEL
                             AMERIGAS PROPANE, INC.
                              460 NORTH GULPH ROAD
                           KING OF PRUSSIA, PA 19406
                                 (610) 337-7000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                        COPIES OF ALL COMMUNICATIONS TO:
                             LINDA L. GRIGGS, ESQ.
                          MORGAN, LEWIS & BOCKIUS LLP
                          1111 PENNSYLVANIA AVENUE, NW
                             WASHINGTON, D.C. 20004
                                 (202) 739-3000
                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement. If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
           TITLE OF EACH CLASS OF                 AMOUNT TO BE        OFFERING PRICE         AGGREGATE           REGISTRATION
         SECURITIES TO BE REGISTERED               REGISTERED          PER UNIT(1)       OFFERING PRICE(1)           FEE
---------------------------------------------------------------------------------------------------------------------------------
7.25% Series B Senior Notes due 2015.........     $415,000,000             100%             $415,000,000           $48,846
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL OR OFFER THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED OCTOBER 4, 2005

PROSPECTUS

                            AMERIGAS PARTNERS, L.P.
                             AMERIGAS FINANCE CORP.
                               OFFER TO EXCHANGE
                      7.25% SERIES B SENIOR NOTES DUE 2015
                      REGISTERED UNDER THE SECURITIES ACT

                                      FOR

                     A LIKE PRINCIPAL AMOUNT OF OUTSTANDING
                      7.25% SERIES A SENIOR NOTES DUE 2015

                   ($415,000,000 AGGREGATE PRINCIPAL AMOUNT)

                             ---------------------

     We are offering to exchange up to $415,000,000 aggregate principal amount of our 7.25% Series B Senior Notes due 2015 that are registered under the Securities Act of 1933, herein called our "exchange notes," for a like principal amount of our outstanding 7.25% Series A Senior Notes due 2015, herein called our "original notes," which we issued previously without registration under the Securities Act. We are making this exchange offer on the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. The form and terms of the exchange notes and the original notes are identical in all material respects, except that the exchange notes will not be subject to transfer restrictions or entitled to registration rights, and the additional interest provisions applicable to the original notes will not apply to the exchange notes. AmeriGas Partners, L.P. and AmeriGas Finance Corp., a wholly-owned subsidiary of AmeriGas Partners, L.P., issued the original notes and will issue the exchange notes.

MATERIAL TERMS OF THE EXCHANGE OFFER

     - The exchange offer expires at 5:00 P.M., New York City time, on
                 , 2005, unless extended.

     - Completion of the exchange offer is subject to certain closing conditions that we may waive. The exchange offer is not conditioned upon any minimum principal amount of original notes being tendered for exchange.

     - All original notes validly tendered and not validly withdrawn will be exchanged.

     - Tenders of original notes may be withdrawn at any time prior to expiration of the exchange offer.

     We will not receive any cash proceeds from the issuance of the exchange notes.

     SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS TO READ ABOUT IMPORTANT FACTORS YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF OUR OFFER OF THE EXCHANGE NOTES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The accompanying letter of transmittal relating to the exchange offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the expiration of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                The date of this prospectus is           , 2005.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
WHERE YOU CAN FIND MORE INFORMATION.........................   ii
INCORPORATION OF DOCUMENTS BY REFERENCE.....................   ii
FORWARD-LOOKING STATEMENTS..................................  iii
PROSPECTUS SUMMARY..........................................    1
RISK FACTORS................................................    7
RATIO OF EARNINGS TO FIXED CHARGES..........................   15
USE OF PROCEEDS.............................................   15
DESCRIPTION OF OTHER INDEBTEDNESS...........................   15
THE EXCHANGE OFFER..........................................   18
DESCRIPTION OF THE NOTES....................................   25
CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX
  CONSIDERATIONS............................................   52
PLAN OF DISTRIBUTION........................................   56
LEGAL MATTERS...............................................   56
EXPERTS.....................................................   56

     You should rely only upon the information provided in this document or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this document, including any information incorporated by reference, is accurate as of any date other than the date indicated on the front cover.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports and other information with the SEC. You can inspect and/or copy these reports and other information at locations maintained by the SEC, including the principal offices of the SEC located at 100 F Street, N.E., Washington, D.C. 20549 and on the SEC's website at http://www.sec.gov.

     Copies of such material can be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information about the operation of the Public Reference Room.

     We also provide information to the New York Stock Exchange because our common units are traded on the New York Stock Exchange. You may obtain reports and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     We incorporate by reference information that we file with the SEC. This means that we disclose important information to you by referring you to those documents. Any information we incorporate in this manner is considered a part of this prospectus. Any information we file with the SEC after the date of this prospectus and until this offering is completed will automatically update and supersede the information contained in this prospectus.

     We incorporate by reference the following documents that we have filed with the SEC and any filings that we will make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is terminated:

     - our annual report on Form 10-K for the year ended September 30, 2004, as amended;

     - our quarterly reports on Form 10-Q for the quarters ended December 31, 2004, March 31, 2005 and June 30, 2005; and

     - our current reports on Form 8-K dated December 7, 2004, February 16, 2005, April 14, 2005 (with respect to Item 8.01 disclosure only), April 15, 2005, April 22, 2005, April 28, 2005, May 6, 2005, May 9, 2005, May
       31, 2005, August 8, 2005, August 19, 2005 and September 9, 2005.

     This prospectus contains summaries, believed to be accurate, of the terms we consider material of certain documents, but reference is made to the actual documents, copies of which will be made available upon request to AmeriGas Propane, Inc., 460 North Gulph Road, King of Prussia, PA 19406, telephone (610) 337-7000, Attention: Robert W. Krick, Vice President and Treasurer, for the complete information contained in those documents. We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates).

                           FORWARD-LOOKING STATEMENTS

     Information contained in this prospectus, and the documents incorporated by reference into this prospectus, may contain forward-looking statements. Such statements use forward-looking words such as "believe," "plan," "anticipate," "continue," "estimate," "expect," "may," "will," or other similar words. These statements discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future.

     A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. However, we caution you that actual results almost always vary from assumed facts or bases, and the differences between actual results and assumed facts or bases can be material, depending on the circumstances. When considering forward-looking statements, you should keep in mind the following important factors which could affect our future results and could cause those results to differ materially from the results expressed in our forward-looking statements: (1) adverse weather conditions resulting in reduced demand; (2) cost volatility and availability of propane, and the capacity to transport propane to our market areas; (3) changes in laws and regulations, including safety, tax and accounting matters; (4) large supplier, counterparty or customer defaults; (5) competitive pressures from the same and alternative energy sources; (6) failure to acquire new customers thereby reducing or limiting any increase in revenues; (7) liability for environmental claims; (8) customer conservation measures and improvements in energy efficiency and technology resulting in reduced demand;
(9) adverse labor relations; (10) inability to make business acquisitions on economically acceptable terms resulting in failure to acquire new customers thereby limiting any increase in revenues; (11) liability in excess of insurance coverage for personal injury and property damage, resulting from operating hazards and risks incidental to transporting, storing and distributing propane, butane and ammonia, including explosions and other catastrophic events, such as acts of terrorism; (12) political, regulatory and economic conditions in the United States and in foreign countries; and (13) interest rate fluctuations and other capital market conditions.

     These factors, and the factors addressed under the heading "Risk Factors" beginning on page 7 of this prospectus, are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results. We undertake no obligation to update publicly any forward-looking statement except as required by Federal securities laws.

                               PROSPECTUS SUMMARY

     The following summary highlights basic information about our company and the exchange offer and does not contain all of the information that may be important to you in making a decision to acquire the exchange notes. For a more comprehensive understanding of our company and the exchange offer, you should read this entire document, including "Risk Factors" beginning on page 7 and the information incorporated by reference. When used in this prospectus, unless the context otherwise requires, "AmeriGas Partners," "we," "our," "ours," and "ourselves" refer to AmeriGas Partners, L.P. itself or AmeriGas Partners, L.P. and its subsidiaries on a consolidated basis, which includes our operating partnership, AmeriGas Propane, L.P. and its subsidiary, AmeriGas Eagle Propane, L.P. References to our "general partner" refer to AmeriGas Propane, Inc. and references to AmeriGas Propane or our "operating partnership" refer to AmeriGas Propane, L.P. and its subsidiary, AmeriGas Eagle Propane, L.P. References to "fiscal year" are to our fiscal years ending September 30; for example, references to "fiscal 2004" are to our fiscal year ended September, 30, 2004.

                                   WHO WE ARE

     We are a publicly traded limited partnership formed under Delaware law in 1994. We are the largest retail propane distributor in the United States, distributing more than one billion gallons of propane annually. As of September 30, 2004, we served approximately 1.3 million residential, commercial, industrial, agricultural and motor fuel customers from approximately 650 district locations in 46 states. Typically, district locations are found in suburban and rural areas where natural gas is not available.

     We sell propane in retail and wholesale markets. Our retail markets are residential, commercial/industrial, motor fuel and agricultural. Approximately 82% of our fiscal 2004 sales (based on gallons sold) were to retail accounts and approximately 18% were to wholesale customers. Sales to residential customers in fiscal 2004 represented approximately 42% of retail gallons sold; industrial/commercial customers 33%; motor fuel customers 12%; and agricultural customers 7%. Transport gallons, which are large-scale deliveries to retail customers other than residential, accounted for 6% of fiscal 2004 retail gallons. No single customer represents, or is anticipated to represent, more than 5% of our consolidated annual revenues.

     In the residential market, which includes both conventional and manufactured housing, propane is used primarily for home heating, water heating and cooking purposes. Commercial users, which include motels, hotels, restaurants and retail stores, generally use propane for the same purposes as residential customers. Industrial customers use propane to fire furnaces, as a cutting gas and in other process applications. Other industrial customers are large-scale heating accounts and local gas utility customers who use propane as a supplemental fuel to meet peak load deliverability requirements. As a motor fuel, propane is burned in internal combustion engines that power over-the-road vehicles, forklifts and stationary engines. Agricultural uses include tobacco curing, chicken brooding and crop drying. In our wholesale operations, we sell propane to large industrial end-users and other propane operators.

     We are a holding company, and we conduct our business principally through our operating partnership, AmeriGas Propane, L.P., and its subsidiary, AmeriGas Eagle Propane, L.P.

     The common units of AmeriGas Partners, representing limited partnership interests, trade on the New York State Exchange under the symbol "APU."

                             AMERIGAS FINANCE CORP.

     AmeriGas Finance Corp. is one of our wholly owned subsidiaries. It has nominal assets and does not and will not conduct any operations or have any employees. It was formed in 1995 for the sole purpose of acting as co-obligor of notes that we may issue from time to time. AmeriGas Finance Corp. is acting as co-obligor for the exchange notes solely to allow certain institutional investors that might otherwise not be able to invest in our securities because we are a limited partnership, by reason of the legal investment laws of their states of organization or their charters, to invest in the exchange notes. AmeriGas Finance Corp. will not pay any interest with respect to the exchange notes. It is anticipated that AmeriGas Finance Corp. will not make any payment with respect to the exchange notes.

                                 OUR STRUCTURE

     AmeriGas Propane, Inc., our sole general partner and a wholly owned indirect subsidiary of UGI Corporation (NYSE: UGI), manages our activities and conducts our business. We also utilize the employees of, and management services provided by, UGI Corporation. The chart set forth in Exhibit 99.6 depicts our organization and ownership structure. The percentages reflected in the chart represent the aggregate ownership interest in us and our operating partnership, individually, and not on an aggregate basis. Aggregate ownership of the operating partnership is shown in the box "Effective ownership interests in AmeriGas Propane, L.P." in the organizational chart.

                               THE EXCHANGE OFFER

     On May 3, 2005, we completed the private offering of $415 million aggregate principal amount of our original notes in a transaction exempt from the registration requirements of the Securities Act. Simultaneously with that transaction, we entered into a registration rights agreement with the initial purchasers of the original notes, in which we agreed to deliver this prospectus to you and to complete an exchange offer for the original notes. Below is a summary of the exchange offer.

TERMS OF THE OFFER............   We are offering to exchange the exchange notes
                                 for a like principal amount of our outstanding original notes. Original notes may only be tendered in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof. See "The Exchange
                                 Offer -- Terms of the Exchange."

RESALE OF EXCHANGE NOTES......   Based upon the position of the staff of the SEC
                                 as described in previous no-action letters, we believe that the exchange notes issued pursuant to the exchange offer in exchange for original notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

                                 - you are acquiring the exchange notes in the
                                   ordinary course of your business;

                                 - you have not engaged in, do not intend to
                                   engage in, and have no arrangement or
                                   understanding with any person to participate in a distribution of the exchange notes; and

                                 - you are not our "affiliate" as defined under
                                   Rule 405 of the Securities Act.

                                 We do not intend to apply for listing of the exchange notes on any securities exchange or to seek approval for quotation through an automated quotation system. Accordingly, there can be no assurance that an active market will develop upon completion of the exchange offer or, if developed, that such market will be sustained or be sufficiently liquid. Each participating broker-dealer that receives exchange notes for its own account in the exchange offer in exchange for original notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. See "Plan of Distribution."

CONSEQUENCES IF YOU DO NOT
EXCHANGE YOUR ORIGINAL
NOTES.........................   Original notes that are not tendered in the
                                 exchange offer or are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to offer or sell such original notes:

                                 - except under an exemption from the
                                   requirements of the Securities Act; or

                                 - unless the original notes are registered
                                   under the Securities Act.

                                 After the exchange offer is closed, we will no longer have an obligation to register the original notes, subject to a limited exception. See "Risk Factors -- If you fail to exchange your original notes, they will continue to be restricted securities and may become less liquid."

EXPIRATION DATE...............   The exchange offer expires at 5:00 P.M., New
                                 York City time, on           , 2005, unless
                                 extended. See "The Exchange Offer -- Expiration
                                 Date; Extensions; Amendments."

EXCHANGE DATE; ISSUANCE OF
EXCHANGE NOTES................   The date of acceptance for exchange of the
                                 original notes is the exchange date, which will be the first business day following the expiration date of the exchange offer. We will issue exchange notes in exchange for original notes tendered and accepted in the exchange offer promptly following the exchange date. See
                                 "The Exchange Offer -- Terms of the Exchange".

CERTAIN CONDITIONS TO THE
EXCHANGE OFFER................   The exchange offer is subject to certain
                                 customary conditions, which we may waive. See
                                 "The Exchange Offer -- Conditions to the
                                 Exchange Offer".

SPECIAL PROCEDURES FOR
BENEFICIAL HOLDERS............   If you beneficially own original notes which
                                 are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offer, you should contact such registered holder promptly and instruct such person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your original notes, either arrange to have the original notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See "The Exchange
                                 Offer -- Procedures for Tendering."

UNITED STATES FEDERAL INCOME
TAX CONSEQUENCES..............   We believe your exchange of original notes for
                                 exchange notes to be issued in the exchange offer will not result in any gain or loss to you for United States federal income tax consequences. See "Certain Material United
                                 States Federal Income and Estate Tax
                                 Considerations."

ACCOUNTING TREATMENT..........   We will not recognize any gain or loss for
                                 accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles. See "The
                                 Exchange Offer -- Accounting Treatment".

WITHDRAWAL RIGHTS.............   You may withdraw your tender at any time before
                                 the exchange offer expires. See "The Exchange
                                 Offer -- Withdrawal of Tenders."

USE OF PROCEEDS...............   We will not receive any proceeds from the
                                 exchange or the issuance of the exchange notes in connection with the exchange offer. See "Use of Proceeds."

EXCHANGE AGENT................   Wachovia Bank, National Association is serving
                                 as the exchange agent in connection with the exchange offer. The address and telephone and facsimile numbers of the exchange agent are listed under the heading "The Exchange
                                 Offer -- Exchange Agent."

                               THE EXCHANGE NOTES

     The terms of the exchange notes and the original notes are identical in all material respects, except:

     - the exchange notes will have been registered under the Securities Act;

     - the exchange notes will not contain the transfer restrictions and registration rights that relate to the original notes; and

     - the exchange notes will not contain provisions relating to the payment of additional interest to the holders of the original notes under the circumstances related to the timing of the exchange offer.

     When we refer to "notes" in this prospectus, we are referring to both the original notes and the exchange notes. A brief description of the material terms of the exchange notes follows.

Co-Issuers....................   AmeriGas Partners, L.P. and AmeriGas Finance
                                 Corp.

Notes Offered.................   Up to $415 million principal amount of 7.25%
                                 Series B senior notes due 2015.

Maturity Date.................   May 20, 2015

Interest Rate and Payment
Dates.........................   Interest on the exchange notes will accrue at
                                 the rate of 7.25% per annum, payable
                                 semiannually in cash in arrears on each May 20 and November 20, commencing on November 20,
                                 2005.

Optional Redemption...........   On or after May 20, 2010, we may redeem the
                                 exchange notes at the redemption prices listed in "Description of the Notes -- Optional
                                 Redemption." Prior to May 20, 2008, we may redeem up to 35% of the original principal amount of the notes with the proceeds of a registered public offering of our common equity at the price specified in "Description of the Notes -- Optional Redemption."

Mandatory Offer to
Repurchase....................   If we experience specific kinds of changes in
                                 control, we must offer to repurchase the exchange notes at 101% of their principal amount, plus accrued and unpaid interest. See
                                 "Description of the Notes -- Repurchase at the Option of the Noteholders."

Ranking.......................   The exchange notes will be senior unsecured
                                 joint and several obligations of AmeriGas
                                 Partners, L.P. and AmeriGas Finance Corp. The exchange notes will rank pari passu in right of payment with all of the other existing and future senior indebtedness and senior in right of payment to all of the existing and future subordinated indebtedness. The exchange notes will be effectively subordinated to all existing and future secured and unsecured indebtedness and other liabilities of our subsidiaries, including our operating partnership. A significant portion of the operating partnership's assets have been pledged to secure indebtedness under the first mortgage notes, a bank term loan and the bank credit facilities of the operating partnership.
                                 As of June 30, 2005, AmeriGas Partners, L.P.
                                 had approximately $489.9 million of aggregate indebtedness and the aggregate indebtedness of our operating partnership and its subsidiaries was approximately $439.5 million. The exchange notes will be non-recourse to our general partner.

Certain Covenants.............   The original notes are, and the exchange notes
                                 will be, issued under an indenture with
                                 Wachovia Bank, National Association, as
                                 trustee. The indenture governing the notes, among other things, restricts our ability to:

                                 - make distributions or make certain other
                                   restricted payments;

                                 - borrow money or issue preferred stock;

                                 - enter into sale and leaseback transactions;

                                 - incur liens;

                                 - permit our subsidiaries to make distributions
                                   or make certain other restricted payments;

                                 - sell certain assets or merge with or into
                                   other companies;

                                 - enter into transactions with affiliates; and

                                 - engage in certain lines of business.

                                 These covenants are subject to a number of important qualifications and limitations. For more details, see "Description of the Notes -- Certain Covenants."

                                  RISK FACTORS

     See the section entitled "Risk Factors" for a description of certain of the risks you should consider before participating in the exchange offer.

                             ADDITIONAL INFORMATION

     Our executive offices are located at 460 North Gulph Road, King of Prussia, Pennsylvania 19406. Our telephone number is (610) 337-1000 and our website address is http://www.amerigas.com. The information on our website does not constitute a part of this prospectus. The reference to our website address is intended as an inactive textual reference only.

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                                  RISK FACTORS

     You should carefully consider the information set forth below as well as other information contained in or incorporated by reference into this prospectus before participating in this exchange offer. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect our ability to pay interest or principal on the exchange notes and could materially and adversely affect the trading price of our securities.

RISKS RELATED TO THE EXCHANGE OFFER

  IF YOU FAIL TO EXCHANGE YOUR ORIGINAL NOTES, THEY WILL CONTINUE TO BE RESTRICTED SECURITIES AND MAY BECOME LESS LIQUID.

     Original notes that you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue exchange notes in exchange for the original notes in the exchange offer only following the satisfaction of the procedures and conditions set forth in "The Exchange Offer -- Procedures for Tendering." Such procedures and conditions include timely receipt by the exchange agent of such original notes and of a properly completed and duly executed letter of transmittal. Because we anticipate that most holders of original notes will elect to exchange their original notes, we expect that the liquidity of the market for the original notes remaining after the completion of the exchange offer will be substantially limited. Any original notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount at maturity of the original notes outstanding. Following the exchange offer, if you did not tender your original notes you generally will not have any further registration rights, and such original notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for original notes could be adversely affected.

  YOU MAY HAVE DIFFICULTY SELLING THE EXCHANGE NOTES BECAUSE A TRADING MARKET MAY NOT DEVELOP FOR THEM.

     The exchange notes are being offered to the holders of the original notes, which were issued on May 3, 2005 to a small number of institutional investors. We do not intend to apply for listing or quotation of the exchange notes on any exchange. Consequently, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be. As a result, the market price of the exchange notes could be adversely affected.

  BROKER-DEALERS MAY NEED TO COMPLY WITH THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

     Any broker-dealer that (1) exchanges its original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes or (2) resells exchange notes that were received by it for its own account in the exchange offer may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

  YOU MAY NOT RECEIVE EXCHANGE NOTES IN THE EXCHANGE OFFER IF THE EXCHANGE OFFER PROCEDURE IS NOT FOLLOWED.

     We will issue the exchange notes in exchange for your original notes only if you properly tender the original notes before expiration of the exchange offer. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. If you are the beneficial holder of original notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should promptly contact the person through whom your original notes are held and instruct that person to tender on your behalf.

RISKS RELATING TO THE EXCHANGE NOTES

  WE ARE A HOLDING COMPANY AND HAVE NO MATERIAL OPERATIONS OR ASSETS. ACCORDINGLY, NOTEHOLDERS WILL BE PAID ONLY IF WE RECEIVE DISTRIBUTIONS FROM OUR OPERATING PARTNERSHIP AFTER IT MEETS ITS OWN FINANCIAL OBLIGATIONS.

     We are a holding company for our subsidiaries, with no material operations and only limited assets. Our co-obligor, AmeriGas Finance Corp., is our wholly-owned finance subsidiary that conducts no business and has nominal assets. We are dependent on cash distributions from our operating partnership, AmeriGas Propane, L.P., and its subsidiary, AmeriGas Eagle Propane, L.P., to service our debt obligations. Our obligations under the notes will be non-recourse to our general partner and our operating partnership. Therefore, should we fail to pay the interest or principal on the exchange notes or breach any of our other obligations under the exchange notes or the indenture, you will not be able to obtain any such payments or obtain any other remedy from our general partner, the operating partnership or any of their affiliates, which will not be liable for any of our obligations under the indenture or the exchange notes.

     Holders of exchange notes will not receive payments required by the exchange notes unless our operating partnership is able to make distributions to us after it first satisfies its obligations under the terms of its own borrowing arrangements, and reserves any necessary amounts to meet its own financial obligations. Our operating partnership is required to distribute all of its available cash each quarter, less the amount of cash reserves that AmeriGas Propane, Inc., our operating partnership's general partner and our general partner, determines is necessary or appropriate in its reasonable discretion to provide for the proper conduct of our operating partnership's business, to enable it to make distributions to us so that we can make timely distributions to our limited partners and general partner under our partnership agreement over the next four quarters, or to comply with applicable law or any of our operating partnership's debt or other agreements.

     The agreements governing the operating partnership's first mortgage notes (the terms of which are briefly summarized below under "Description of Other Indebtedness -- First Mortgage Notes"), bank term loan (the terms of which are briefly summarized below under "Description of Other Indebtedness -- Bank Term Loan") and bank credit facilities (the terms of which are briefly summarized below under "Description of Other Indebtedness -- Bank Credit Facilities") require the operating partnership to include in its cash reserves amounts for future required payments. This limits the amount of available cash that the operating partnership may distribute to us each quarter.

     In addition, the agreements governing the first mortgage notes, bank term loan and bank credit facilities only permit quarterly distributions by the operating partnership to us if no default exists under those agreements. Those agreements each contain various negative and affirmative covenants applicable to the operating partnership and require the operating partnership to maintain specified financial ratios. If the operating partnership violates any of these covenants or requirements, a default may result and distributions to us would be limited.

  NOTEHOLDERS MAY NOT RECEIVE PAYMENTS UNDER THE EXCHANGE NOTES BECAUSE WE ARE REQUIRED TO DISTRIBUTE ALL OF OUR AVAILABLE CASH AND ARE NOT REQUIRED TO ACCUMULATE CASH FOR THE PURPOSE OF MEETING OUR FUTURE OBLIGATIONS TO NOTEHOLDERS.

     Subject to the limitations on restricted payments contained in the indenture governing the exchange notes and the indentures governing our existing 10% and 8 7/8% senior notes, our partnership agreement requires us to distribute all of our available cash each quarter to our limited partners and our general partner. As a result of these distribution requirements, we may not accumulate significant amounts of cash. Therefore, if our operating partnership cannot make distributions, we may not have enough cash available to make payments on the exchange notes.

  THE EXCHANGE NOTES WILL BE STRUCTURALLY SUBORDINATED TO ALL INDEBTEDNESS OF OUR OPERATING PARTNERSHIP AND ITS SUBSIDIARIES.

     The exchange notes will be structurally subordinated to all existing and future claims of creditors of our operating partnership and its subsidiaries. This is because these creditors will have priority as to the assets of our operating partnership and its subsidiaries over our claims and, indirectly thereby, the claims of the holders of the exchange notes. Thus, the exchange notes are effectively subordinated to the claims of the lenders under the bank term loan and the bank credit facilities, the holders of the first mortgage notes, trade creditors and all possible future creditors of any of our subsidiaries.

  OUR SUBSTANTIAL DEBT COULD IMPAIR OUR FINANCIAL CONDITION AND OUR ABILITY TO FULFILL OUR DEBT OBLIGATIONS.

     We have substantial indebtedness. As of June 30, 2005, we and our operating partnership on a consolidated basis had total indebtedness of approximately $929.4 million, consisting of $795.7 million of long-term debt, current maturities of $118.7 million and $15.0 million under bank credit facilities. Our partners' capital totaled $273.9 million resulting in a ratio of debt to partners' capital of 3.39 to 1.

     Holders of our operating partnership's indebtedness of $439.5 million as of June 30, 2005 will have superior rights to those of the noteholders. Holders of our outstanding $60.0 million principal amount of 10% senior notes and $14.6 million principal amount of 8 7/8% senior notes will rank equally with the exchange notes. As of June 30, 2005, we had $102.2 million available under our operating partnership's bank credit facilities. Subject to the restrictions under the bank credit facilities, the bank term loan, the first mortgage notes, the indentures governing the 10% senior notes and 8 7/8% senior notes now outstanding (the terms of which are briefly summarized below under "Description of Other Indebtedness"), and the indenture relating to the exchange notes, our operating partnership may incur significant additional indebtedness.

     Our substantial indebtedness could have important consequences to you. For example, it could:

     - make it more difficult for our operating partnership to distribute cash for us to satisfy our obligations with respect to the exchange notes;

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

     - place us at a competitive disadvantage compared to our competitors that have proportionately less debt.

     If we are unable to meet our debt service obligations, we could be forced to restructure or refinance our indebtedness, seek additional equity capital or sell assets. We may be unable to obtain financing or sell assets on satisfactory terms, or at all.

  DESPITE OUR SUBSTANTIAL INDEBTEDNESS, WE MAY STILL INCUR SIGNIFICANTLY MORE DEBT, WHICH COULD FURTHER EXACERBATE THE RISKS DESCRIBED ABOVE.

     Covenants under our bank term loan, bank credit facilities, existing first mortgage notes and existing indentures (including the indenture governing the exchange notes) limit our ability and the ability of our operating partnership to incur additional indebtedness. However, the terms of these existing documents permit us to incur significant additional indebtedness, including unused availability under our revolving credit facility included in our bank credit facilities. As of June 30, 2005, we had the right to borrow up to an additional $102.2 million under our bank credit facilities. In addition, our bank credit facilities do not prevent us, nor will the indenture prevent us, from incurring obligations that do not constitute indebtedness as defined in those documents. To the extent that we incur additional indebtedness or such other obligations, the risks associated with our substantial leverage described above, including our possible inability to service our debt, would increase.

  RESTRICTIVE COVENANTS IN THE AGREEMENTS GOVERNING OUR INDEBTEDNESS AND THE INDEBTEDNESS OF OUR OPERATING PARTNERSHIP MAY REDUCE OUR OPERATING FLEXIBILITY.

     The indenture governing the exchange notes, the indenture governing our existing 10% and 8 7/8% senior notes and the bank term loan, bank credit facilities and the existing first mortgage notes contain various covenants that limit our ability to:

     - incur other indebtedness;

     - engage in transactions with affiliates;

     - incur liens;

     - make certain restricted payments;

     - enter into certain business combinations and asset sale transactions;

     - engage in new lines of business; and

     - make investments.

     These restrictions could limit our ability and the ability of our operating partnership to obtain future financings, make needed capital expenditures, withstand a future downturn in the economy or our business, conduct operations or otherwise take advantage of business opportunities that may arise.

     The agreements relating to the bank term loan, bank credit facilities and first mortgage notes also require the operating partnership to maintain specified financial ratios and satisfy other financial conditions. The ability of the operating partnership to meet those financial ratios and conditions can be affected by events beyond its control, such as weather conditions and general economic conditions. Accordingly, the operating partnership may be unable to meet those financial ratios and conditions. Our breach of any of these covenants or the operating partnership's failure to meet any of those financial ratios or conditions could result in a default under the terms of the relevant indebtedness, which could cause such indebtedness, and by reason of cross-default provisions, the exchange notes, to become immediately due and payable. If we were unable to repay those amounts, the lenders could initiate a bankruptcy proceeding or liquidation proceeding or proceed against the collateral granted to them to secure that indebtedness. If the lenders under the bank term loan, bank credit facilities or the first mortgage notes accelerate the repayment of borrowings, we may not have sufficient assets to repay our indebtedness, including the exchange notes.

  OUR FAILURE TO COMPLY WITH THE COVENANTS CONTAINED IN THE AGREEMENTS RELATING TO THE BANK TERM LOAN, BANK CREDIT FACILITIES AND OUR EXISTING FIRST MORTGAGE NOTES, EXISTING INDENTURES (INCLUDING THE INDENTURE GOVERNING THE EXCHANGE NOTES) OR OUR OTHER DEBT AGREEMENTS, INCLUDING AS A RESULT OF EVENTS BEYOND OUR CONTROL, COULD RESULT IN AN EVENT OF DEFAULT THAT COULD MATERIALLY AND ADVERSELY AFFECT OUR OPERATING FLEXIBILITY.

     Our bank term loan and bank credit facilities require us to maintain specified consolidated interest coverage and consolidated leverage ratios (as such terms are defined in the bank term loan and bank credit facilities). In addition, our bank term loan, bank credit facilities, existing first mortgage notes and indentures (including the indenture governing the exchange notes) require us to comply with various operational and other covenants. If there were an event of default under any of our debt instruments that was not cured or waived, the holders of the defaulted debt could cause all amounts outstanding with respect to the debt to be due and payable immediately, which in turn would result in cross defaults under our other debt instruments. The cash distributions we receive from our operating partnership may not be sufficient to fully repay borrowings under our outstanding debt instruments, either upon maturity or if accelerated upon an event of default.

     If, when required, we are unable to repay, refinance or restructure our indebtedness under, or amend the covenants contained in, our bank credit facilities, or if a default otherwise occurs, the lenders under our bank credit facilities could elect to terminate their commitments thereunder, cease making further loans, declare all borrowings outstanding, together with accrued interest and other fees, to be immediately due and payable, institute foreclosure proceedings against those assets that secure the borrowings under our bank credit facilities and prevent us from making payments on the exchange notes. Any such actions could force us into bankruptcy or liquidation, and we cannot provide any assurance that we could repay our obligations under the exchange notes in such an event.

  YOU MAY NOT KNOW WHETHER WE ARE OBLIGATED TO PURCHASE THE EXCHANGE NOTES UPON A CHANGE OF CONTROL BECAUSE OF THE AMBIGUITY AS TO THE MEANING OF A SALE OF "ALL OR SUBSTANTIALLY ALL" OF OUR ASSETS.

     The indenture governing the exchange notes provides that you may require us to purchase your exchange notes at 101% of their principal amount, plus accrued and unpaid interest, upon the occurrence of any "change of control" event specified in the indenture for the exchange notes and summarized in this prospectus under "Description of the Notes." The events that trigger a change of control include a sale of all or substantially all of our assets. The meaning of "all or substantially all" varies according to the facts and circumstances of the subject transaction and has no clearly established meaning under New York law, which is the law that governs the indenture. This ambiguity as to when a sale of all or substantially all of our assets has occurred may make it difficult for holders of the exchange notes to determine whether we have properly identified a change of control.

  WE ARE NOT LIKELY TO BE ABLE TO PURCHASE THE EXCHANGE NOTES UPON A CHANGE OF CONTROL.

     We are not likely to be able to purchase your exchange notes upon a change of control as defined in the indenture because the existing holders of our 10% Senior Notes due 2006 in an aggregate principal amount of $60.0 million and of our operating partnership's first mortgage notes in the aggregate principal amount of $378.7 million as of June 30, 2005 will also have a purchase right upon the change of control. In addition, we may be unable to purchase your exchange notes because the agreements governing the first mortgage notes restrict our ability to redeem or repurchase the exchange notes out of distributions from our operating partnership, the agreements governing the first mortgage notes, bank term loan and the bank credit facilities limit our operating partnership's ability to make distributions to the partnership and we are not likely to have sufficient immediate financial resources for the repurchase.

     A change of control under the indenture will result in an event of default permitting the acceleration of the debt under the indenture if we fail to purchase exchange notes upon the demand of the holders. Such event of default will result in an event of default permitting the acceleration of the debt under the agreements governing the first mortgage notes and the agreements governing the bank term loan and bank credit facilities, provided that the amount in default exceeds $7.5 million. We and our operating partnership would be unable to repay simultaneously all of our indebtedness upon the acceleration of our debt.

     In addition, a change of control under the indenture will result in an event of default under the agreement governing the bank term loan and bank credit facilities if the change of control results in UGI Corporation not owning directly or indirectly 100% of the general partnership interests in the operating partnership and at least a 30% ownership interest in the operating partnership. A change of control under the indenture will result in an event of default under the agreements for the first mortgage notes if the change of control results in our general partner not owning directly or indirectly at least 30% of our partnership interests and the partnership interests of our operating partnership or ceasing to be a wholly-owned subsidiary of UGI Corporation, our sole general partner or the sole general partner of our operating partnership. Such events of default under the bank term loan, bank credit facilities and the agreements governing the first mortgage notes would permit the banks and the holders of the first mortgage notes to accelerate repayment of the indebtedness owed to them. An acceleration of the indebtedness under the bank term loan and bank credit facilities or the first mortgage note agreements would result in an event of default under our indenture entitling the holders of the exchange notes to declare the exchange notes due and payable as long as the aggregate amount of such indebtedness is $10 million or more. We and our operating partnership would be unable to repay simultaneously all of our indebtedness upon the acceleration of our debt.

     You will not have any purchase rights when a transaction takes place that does not meet the definition of a change of control under the indenture because the transaction involves UGI Corporation, any of its subsidiaries or any entity in which UGI Corporation or any of its subsidiaries beneficially owns at least 51% of the entity's voting stock. In addition, you will not have any purchase rights when a transaction takes place that is not a change of control under the indenture, including an acquisition, refinancing or other recapitalization, notwithstanding the fact that the transaction increases the amount of our indebtedness outstanding or otherwise affects our capital structure or credit ratings or adversely affects the holders of the exchange notes in some other way.

  THERE MAY BE NO TRADING MARKET FOR THE EXCHANGE NOTES.

     We do not intend to list the exchange notes to be issued under this prospectus on any securities exchange or to seek approval for quotations through any automated quotation system. There is a risk that:

     - a liquid market for the exchange notes will not develop;

     - you will not be able to sell your exchange notes; or

     - you will not receive any specific price upon any sale of the exchange notes.

     If a public market for the exchange notes did develop, the exchange notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar exchange notes and our financial performance.

  ISSUANCE OF THE EXCHANGE NOTES MAY BE SUBJECT TO FRAUDULENT CONVEYANCE LAWS.

     Under applicable provisions of the U.S. Bankruptcy Code or comparable provisions of state fraudulent transfer or conveyance laws, if at the time we incurred the debt evidenced by the exchange notes we either:

          (1) incurred the indebtedness with the intent to hinder, delay or defraud creditors; or

          (2) received less than reasonably equivalent value or fair consideration for incurring the indebtedness, and

     - were insolvent at the time of incurrence;

     - were rendered insolvent by reason of the incurrence (and the application of the proceeds thereof);

     - were engaged or were about to engage in a business or transaction for which our remaining assets constituted unreasonably small capital to carry on our business; or

     - intended to incur, or believed that we would incur, debts beyond our ability to pay the debts as they matured;

then, in each case, a court of competent jurisdiction could (1) void, in whole or in part, the exchange notes, and direct the repayment of any amounts paid thereunder to our creditors, (2) subordinate the exchange notes to our obligations to our existing and future creditors or (3) take other actions detrimental to the noteholders.

RISKS INHERENT IN OUR BUSINESS

  DECREASES IN THE DEMAND FOR PROPANE BECAUSE OF WARMER WEATHER ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     Weather conditions have a significant impact on the demand for propane for both heating and agricultural purposes. Many of our customers rely heavily on propane as a heating fuel. Accordingly, the volume of propane sold is at its highest during the five-month peak heating season of November through March and is directly affected by the severity of the winter weather. Approximately 55% to 60% of our annual retail propane volumes are sold during these months. During fiscal 2005 and in certain prior years, warmer-than-normal weather in our service territories reduced demand for propane and other energy sources for heating purposes below normal levels, which had an adverse effect on our operating results. Normal winter weather in our service territories may not occur in the future.

  OUR ABILITY TO INCREASE REVENUES IS ADVERSELY AFFECTED BY THE MATURITY OF, AND COMPETITION WITHIN, THE RETAIL PROPANE INDUSTRY.

     The retail propane industry is mature, with only modest growth in total demand for the product foreseen. Therefore, our ability to grow within the industry is dependent on our ability to acquire other retail distributors and to achieve internal growth, which includes expansion of our PPX Prefilled Propane Xchange Program (through which consumers can exchange an empty propane grill cylinder for a filled one) and our Strategic Accounts Program (through which we encourage large, multi-location propane users to enter into a supply agreement with us rather than with many small suppliers), as well as the success of our marketing programs designed to attract and retain customers. If we are unable to compete effectively in the propane business, we may lose existing customers or fail to acquire new customers, thereby reducing or limiting any increase in revenues.

     We compete with other distributors of propane, including several major companies and thousands of small independent operators. In recent years, some rural electric cooperatives and fuel oil distributors have expanded their businesses to include propane distribution, and we compete with them as well. Competitive pricing in our industry limits our ability to increase revenues.

  OUR OPERATIONS MAY BE ADVERSELY AFFECTED BY COMPETITION FROM OTHER ENERGY SOURCES.

     Propane competes with other sources of energy, some of which are less costly for equivalent energy value. We compete for customers against suppliers of electricity, fuel oil and natural gas. Electricity is a major competitor of propane, but propane generally enjoys a competitive price advantage over electricity for space heating, water heating and cooking.

     Fuel oil is also a major competitor of propane and is generally less expensive than propane. Furnaces and appliances that burn propane will not operate on fuel oil and vice versa, however, so a conversion from one fuel to the other requires the installation of new equipment. Our customers generally have an incentive to switch to fuel oil only if fuel oil becomes significantly less expensive than propane. Except for certain industrial and commercial applications, propane is generally not competitive with natural gas in areas where natural gas pipelines already exist because natural gas is generally a less expensive source of energy than propane. The gradual expansion of the nation's natural gas distribution systems has resulted in the availability of natural gas in some areas that previously depended upon propane. In addition, we cannot predict the effect that the development of alternative energy sources might have on our operations.

  OUR PROFITABILITY IS SUBJECT TO PRICING AND INVENTORY RISK.

     The retail propane business is a "margin-based" business in which gross profits are dependent upon the excess of the sales price over the propane supply costs. Propane is a commodity, and, as such, its unit price is subject to volatile fluctuations in response to changes in supply or other market conditions. We have no control over these market conditions. Consequently, the unit price of the propane that we and other marketers purchase can change rapidly over a short period of time. Most of our product supply contracts permit suppliers to charge posted prices at the time of delivery or the current prices established at major storage points such as Mont Belvieu, Texas or Conway, Kansas. Because our profitability is sensitive to changes in wholesale propane supply costs, it will be adversely affected if we cannot pass on increases in the cost of propane to our customers, as we did in fiscal 2004. Due to competitive pricing in the industry, we may not be able to pass on product cost increases to our customers when product costs rise rapidly, or when our competitors do not raise their product prices. In addition, high product prices have led to customer conservation, resulting in reduced demand. Finally, market volatility may cause us to sell inventory at less than the price we purchased it, which would adversely affect our operating results.

  WE ARE DEPENDENT ON OUR PRINCIPAL SUPPLIERS, WHICH INCREASES THE RISKS FROM AN INTERRUPTION IN SUPPLY AND TRANSPORTATION.

     During fiscal 2004, we purchased approximately 83% of our propane from 10 suppliers. If supplies from these sources were interrupted, the cost of procuring replacement supplies and transporting those supplies from alternative locations might be materially higher and, at least on a short-term basis, margins could be adversely affected. Additionally, in certain market areas some of our suppliers provide 70% to 80% of our propane requirements. Disruptions in supply in these areas could also have an adverse impact on our margins.

  WE ARE SUBJECT TO OPERATING AND LITIGATION RISKS THAT MAY NOT BE COVERED BY INSURANCE.

     Our operations are subject to all of the operating hazards and risks normally incidental to handling, storing, transporting and otherwise providing combustible liquids such as propane for use by consumers. As a result, we are sometimes a defendant in legal proceedings and litigation arising in the ordinary course of business. We maintain insurance policies with insurers in such amounts and with such coverages and deductibles as we believe are reasonable and prudent. There can be no assurance, however, that such insurance will be adequate to protect us from all material expenses related to potential future claims for personal and property damage or that such levels of insurance will be available in the future at economical prices.

  OUR ABILITY TO GROW WILL BE ADVERSELY AFFECTED IF WE ARE NOT SUCCESSFUL IN MAKING ACQUISITIONS AND OUR PROFITABILITY MAY BE ADVERSELY AFFECTED BY THE TERMS OF OUR INDEBTEDNESS.

     We have historically expanded our propane business through acquisitions. We regularly consider and evaluate opportunities for growth through the acquisition of local, regional and national propane distributors. We may choose to finance future acquisitions with debt, equity, cash or a combination of the three. There is significant competition for acquisitions among publicly traded master limited partnerships engaged in the propane distribution business. We believe that there are numerous potential acquisition candidates in the industry, some of which represent acquisition opportunities that would be material to us. There can be no assurance that we will find attractive acquisition candidates in the future, that we will be able to acquire such candidates on economically acceptable terms, that any acquisitions will not be dilutive to earnings and distributions or that any additional debt incurred to finance an acquisition will not affect our ability to make distributions. In addition, our bank credit agreement and our first mortgage notes impose restrictions on our ability to make acquisitions through AmeriGas Eagle Propane, L.P.

  IF ENERGY CONSERVATION, EFFICIENCY AND TECHNOLOGY TRENDS CONTINUE TO DECREASE DEMAND FOR PROPANE, OUR REVENUE WILL DECREASE.

     Retail customers primarily use propane for home heating, water heating and cooking purposes. Energy conservation and efficiency measures and advances in heating, conservation and other devices decrease demand for propane. Should that decrease continue, and not be offset by volume growth, our revenue will decrease.

  OUR NET INCOME WILL DECREASE IF WE ARE REQUIRED TO INCUR ADDITIONAL COSTS TO COMPLY WITH NEW GOVERNMENTAL SAFETY, HEALTH, TRANSPORTATION AND ENVIRONMENTAL REGULATION.

     We are subject to various federal, state and local safety, health, transportation and environmental laws and regulations governing the storage, distribution and transportation of propane. We have implemented safety and environmental programs and policies designed to avoid potential liability and costs under applicable laws. It is possible, however, that we will incur increased costs as a result of complying with new safety, health, transportation and environmental regulations and that such costs will reduce our net income. It is also possible that material environmental liabilities will be incurred, including those relating to claims for damages to property and persons.

  CURRENT ECONOMIC AND POLITICAL CONDITIONS MAY HARM OUR BUSINESS.

     Regional and global economic conditions and the effects of ongoing military actions against terrorists may cause significant disruptions to commerce throughout the world. To the extent that such conditions and disruptions result in delays or cancellations of customer orders, impair our ability to effectively market or acquire propane, or cause or prolong an economic recession, we would have lower revenues, and, therefore, lower net income. In addition, our ability to raise capital for acquisitions, capital expenditures and ongoing operations is dependent upon ready access to capital markets. During times of adverse economic and political conditions, investor confidence in and accessibility to capital markets could decrease. If capital markets are not available to us over an extended period of time, we could be unable to make acquisitions, refinance debt, invest in capital expenditures and fund operations, which could adversely affect our ability to compete within our industry, raise funds to meet our obligations and generate net income.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges for each of the years ended September 30, 2000 through 2004 and for the nine months ended June 30, 2005 is as follows:

                                                                            NINE MONTHS
                                                                               ENDED
                                             YEAR ENDED SEPTEMBER 30,        JUNE 30,
                                         --------------------------------   -----------
                                         2000   2001   2002   2003   2004   2004   2005
                                         ----   ----   ----   ----   ----   ----   ----
Ratio of earnings to fixed charges.....  1.18   1.58   1.55   1.73   1.94   2.70   2.28
                                         ====   ====   ====   ====   ====   ====   ====

                                USE OF PROCEEDS

     We will not receive cash proceeds from the issuance of the exchange notes offered hereby. In consideration for issuing the exchange notes in exchange for original notes as described in this prospectus, we will receive original notes of like principal amount. The original notes surrendered in exchange for the exchange notes will be retired and canceled.

                       DESCRIPTION OF OTHER INDEBTEDNESS

     As of June 30, 2005, we had outstanding total consolidated indebtedness of $929.4 million (including the $415 million original notes) and cash of $5.0 million for a net debt position of $924.4 million. Our primary indebtedness instruments, other than the original notes, are described below.

10% SENIOR NOTES

     As of June 30, 2005, we had outstanding $60 million aggregate principal amount of 10% Senior Notes due April 15, 2006. These notes were issued pursuant to an indenture dated as of April 4, 2001, between us and Wachovia Bank, National Association, successor to First Union National Bank, as trustee. The 10% senior notes are senior unsecured obligations and rank senior in right of payment to all of our existing and future subordinated indebtedness and equally in right of payment with all of our existing and future senior indebtedness, including the exchange notes. The 10% senior notes are effectively subordinated to all secured and unsecured indebtedness and other liabilities of our operating partnership and its subsidiaries.

8 7/8% SENIOR NOTES

     As of June 30, 2005, we had outstanding $14.6 million aggregate principal amount of 8 7/8 Senior Notes due May 20, 2011. These notes were issued pursuant to an indenture dated as of August 21, 2001, between us Wachovia Bank, National Association, successor to First Union National Bank, as trustee, as trustee. The 8 7/8 senior notes are senior unsecured obligations and rank senior in right of payment to all of our existing and future subordinated indebtedness and equally in right of payment with all of our existing and future senior indebtedness, including the exchange notes. The 8 7/8 senior notes are effectively subordinated to all secured and unsecured indebtedness and other liabilities of our operating partnership and its subsidiaries.

FIRST MORTGAGE NOTES

     As of June 30, 2005, the operating partnership had outstanding $378.7 million aggregate principal amount of Series A and C through E first mortgage notes that are structurally senior to the claims of the holders of the exchange notes. Our general partner is a co-obligor of the first mortgage notes. The Series A and C first mortgage notes were issued pursuant to the note agreements dated as of April 19, 1995. The Series D first mortgage notes were issued pursuant to the note agreement dated as of March 15, 1999. The Series E first mortgage notes were issued pursuant to the note agreement dated as of March 15, 2000. In each case, these note agreements have been amended and may be further supplemented or otherwise modified from time to time.

     The operating partnership's obligations under the first mortgage notes are secured, on an equal and ratable basis, with its obligations under the bank term loan and bank credit facilities, by a mortgage on substantially all of the real property, operating facilities, equipment and other assets of the operating partnership. The first mortgage notes have maturity dates ranging from 2006 to 2010, and bear interest at rates ranging from 9.34% to 11.71% for the Series A Notes and rates of 8.83%, 7.11% and 8.50% for the Series C through Series E notes, respectively. The Series A and Series C through E first mortgage notes require annual principal payments, without premium, of approximately:

     - $53.8 million in each fiscal year from 2006 through 2008;

     - $123.8 million in fiscal year 2009; and

     - $93.8 million in fiscal year 2010.

     The operating partnership may, at its option, and upon the disposition of assets may be required to, offer to prepay the first mortgage notes, in whole or in part. These prepayments may be at a premium. The agreements governing the first mortgage notes contain various negative and affirmative covenants that apply to the operating partnership. These restrictions limit our ability and the ability of the operating partnership to:

     - incur other indebtedness;

     - engage in transactions with affiliates;

     - incur liens;

     - make restricted payments;

     - enter into business combinations and asset sale transactions;

     - engage in new lines of business; and

     - make investments.

     The agreements also require the operating partnership and its restricted subsidiaries to maintain a ratio of total indebtedness to EBITDA, as defined in the agreements, equal to or less than 5.25 to 1.

     The failure of the general partner to own directly or indirectly at least 30% of our partnership interests and the partnership interests of our operating partnership and to be our sole general partner and the sole general partner of our operating partnership would, among other occurrences, constitute an event of default under the agreements for the first mortgage notes. In the event of a default under the first mortgage notes, the first mortgage noteholders may accelerate the maturity under the first mortgage notes and cause all outstanding amounts to become immediately due and payable.

     Under the first mortgage notes agreements, so long as no default exists or would result, the operating partnership is permitted to make quarterly cash distributions to us. In the quarter before a quarter in which an interest payment is due on the first mortgage notes, the operating partnership is required to reflect a reserve equal to 50% of the interest to be paid, thereby reducing the amount of cash it may distribute to us in that quarter.

BANK CREDIT FACILITIES

     On August 28, 2003, the operating partnership, the general partner, Petrolane Incorporated and Wachovia Bank, National Association, in its individual capacity and as agent, entered into a credit agreement evidencing the bank credit facilities, as amended by Amendment No. 1 thereto dated as of August 30, 2004. The bank credit facilities include a secured $75 million acquisition facility and a secured $100 million revolving facility. As of June 30, 2005, we had $102.2 million available under the bank credit facilities. The bank credit facilities expire on October 15, 2008, but the revolving facility may be extended for additional one-year periods if the participating banks consent.

     The revolving facility may be used for working capital and general purposes of the operating partnership. It permits the operating partnership to borrow at various prevailing interest rates, including the base rate, defined as the higher of the federal funds rate plus 0.50% or the agent bank's prime rate (4.375% at June 30, 2005), or at a two-week, one-, two-, three-, or six-month eurodollar rate, as defined in the credit agreement, plus a margin. The margin on eurodollar rate borrowings (which ranges from 1.00% to 2.25%), and the credit agreement facility fee rate (which ranges from 0.25% to 0.50%) are dependent upon the operating partnership's ratio of funded debt to earnings before EBITDA, as defined in the credit agreement.

     The acquisition facility provides the operating partnership the ability to borrow to finance the purchase of propane businesses or propane business assets. In addition, the acquisition facility may be used for working capital purposes. The acquisition facility permits borrowings at the same rates as the revolving credit facility.

     The bank credit facilities restrict the incurrence of additional indebtedness and also restrict liens, guarantees, investments, loans and advances, payments, mergers, consolidation, asset transfers, transactions with affiliates, sales of assets, acquisitions and other transactions. In addition, the operating partnership must maintain a ratio of total indebtedness to EBITDA, as defined in the credit agreement evidencing the bank credit facilities, equal to or less than 4.75 to l and a ratio of EBITDA to interest expense of at least
2.25 to l. If the operating partnership does not maintain these ratios, an event of default under the bank credit facilities will occur, except that the operating partnership may cause a breach of the ratio of total indebtedness to EBITDA to be cured within a 30-day grace period. In addition, the failure of UGI Corporation to own directly or indirectly 100% of the general partnership interests in the operating partnership and at least a 30% ownership interest in the operating partnership would constitute an event of default under the bank credit facilities. Any of these events of default would cause the amounts borrowed under the facilities to become subject to acceleration. Generally, as long as no default exists or would result, the operating partnership is permitted to make cash distributions to us not more frequently than quarterly.

BANK TERM LOAN

     On April 18, 2005, the operating partnership, the general partner, as a guarantor, Petrolane Incorporated, as a guarantor, Wachovia Bank, National Association, as agent, and the other financial institutions party thereto entered into a credit agreement evidencing a term loan in the amount of $35 million. The bank term loan matures on October 1, 2006.

     The operating partnership's obligations under the credit agreement are secured, on an equal and ratable basis, with its obligations under its first mortgage notes and its bank credit facilities. The bank term loan permits the borrowing at rates substantially similar to the revolving credit facility and acquisition facility.

     The bank term loan restricts the incurrence of additional indebtedness and also restrict liens, guarantees, investments, loans and advances, payments, mergers, consolidation, asset transfers, transactions with affiliates, sales of assets, acquisitions and other transactions. In addition, the operating partnership must maintain a ratio of total indebtedness to EBITDA, as defined in the credit agreement evidencing the bank term loan, equal to or less than 4.75 to l and a ratio of EBITDA to interest expense of at least 2.25 to l. If the operating partnership does not maintain these ratios, an event of default under the bank term loan will occur, except that the operating partnership may cause a breach of the ratio of total indebtedness to EBITDA to be cured within a 30-day grace period. In addition, the failure of UGI Corporation to own directly or indirectly 100% of the general partnership interests in the operating partnership and at least a 30% ownership interest in the operating partnership would constitute an event of default under the bank term loan. Any of these events of default would cause the amounts borrowed under the bank term loan to become subject to acceleration. Generally, as long as no default exists or would result, the operating partnership is permitted to make cash distributions to us not more frequently than quarterly.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     In connection with the sale of the original notes, we entered into a registration rights agreement relating to the original notes with the initial purchasers, under which we agreed to file and to use our reasonable best efforts to have declared effective by the SEC a registration statement with respect to, and to consummate, the exchange offer.

     We are making the exchange offer in reliance on the position of the SEC as set forth in certain no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of exchange notes who exchanges original notes for exchange notes in the exchange offer generally may offer the exchange notes for resale, sell the exchange notes and otherwise transfer the exchange notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is our "affiliate" within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the exchange notes only if the holder acquires the exchange notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the exchange notes.

     Any holder of the original notes using the exchange offer to participate in a distribution of exchange notes cannot rely on the no-action letters referred to above. A broker-dealer that acquired original notes directly from us, but not as a result of market-making activities or other trading activities, must comply with the registration and prospectus delivery requirements of the Securities Act in the absence of an exemption from such requirements.

     Each broker-dealer that receives exchange notes for its own account in exchange for original notes, as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an "underwriter" within the meaning of the Securities Act. We have agreed that for a period of not less than 180 days after the expiration date for the exchange offer, we will make this prospectus available to broker-dealers for use in connection with any such resale, if requested by the initial purchasers or by a broker-dealer that receives exchange notes for its own account in the exchange offer in exchange for original notes, as a result of market-making activities or other trading activities. See "Plan of Distribution."

     Except as described above, this prospectus may not be used for an offer to resell, a resale or any other transfer of exchange notes.

     The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of original notes in any jurisdiction in which the exchange offer or the acceptance of tenders would not be in compliance with the securities or blue sky laws of such jurisdiction.

TERMS OF THE EXCHANGE

     Upon the terms and subject to the conditions of the exchange offer, we will accept any and all original notes validly tendered prior to 5:00 p.m., New York City time, on the expiration date for the exchange offer. The date of acceptance for exchange of the original notes, and completion of the exchange offer, is the exchange date, which will be the first business day following the expiration date (unless extended as described in this prospectus). We will issue, on or promptly after the exchange date, an aggregate principal amount of up to $415 million of the exchange notes for a like principal amount of the outstanding original notes tendered and accepted in connection with the exchange offer. The exchange notes issued in connection with the exchange offer will be delivered on the earliest practicable date following the exchange date. Holders may tender some or all of their original notes in connection with the exchange offer, but only in a minimum principal amount of $2,000 and in $1,000 increments of principal amount in excess of $2,000.

     The terms of the exchange notes will be identical in all material respects to the terms of the respective original notes, except that the exchange notes will have been registered under the Securities Act and are issued free from any covenant regarding registration, including the payment of additional interest upon a failure to complete the exchange offer by certain dates. The exchange notes will evidence the same debt as the original notes and will be issued under the same indenture and entitled to the same benefits under that indenture as the original notes being exchanged. As of the date of this prospectus, $415 million in aggregate principal amount of the original notes are outstanding.

     In connection with the issuance of the original notes, we have arranged for the original notes to be issued in the form of global notes through the facilities of The Depository Trust Company ("DTC"), acting as depositary. The exchange notes will also be issued in the form of global notes registered in the name of DTC or its nominee and each beneficial owner's interest in it will be transferable in book-entry form through DTC.

     Holders of original notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Original notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture under which they were issued, including accrual of interest, but, subject to a limited exception, will not be entitled to any registration rights under the applicable registration rights agreement. See "-- Consequences of Failures to Properly Tender original notes in the Exchange Offer."

     We shall be considered to have accepted validly tendered original notes if and when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

     If any tendered original notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the original notes, without expense, to the tendering holder as promptly as possible after the expiration date.

     Holders who tender original notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of original notes in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See
"-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The expiration date for the exchange offer is 5:00 p.m., New York City
time, on           , 2005, unless extended by us in our sole discretion (but in
no event to a date later than           , 2005), in which case the term
"expiration date" shall mean the latest date and time to which the exchange offer is extended.

     We reserve the right, in our sole discretion:

     - to delay accepting any original notes, to extend the offer or to terminate the exchange offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent; or

     - to amend the terms of the exchange offer in any manner.

     If we amend the exchange offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the exchange offer for a period of five to ten business days. If we determine to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will do so by making a timely release through an appropriate news agency.

     If we delay accepting any original notes or terminate the exchange offer, we promptly will pay the consideration offered, or return any original notes deposited, pursuant to the exchange offer as required by Rule 14e-1(c) under the Exchange Act.

INTEREST ON THE EXCHANGE NOTES

     Interest on the exchange notes will accrue at a per annum rate of 7.25% from the most recent date to which interest on the original notes has been paid or, if no interest has been paid, from May 3, 2005.

     Interest on the notes will be paid semiannually in arrears on May 20 and November 20 to holders of record at the close of business on the immediately preceding May 5 and November 5.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the exchange notes for, any original notes and may terminate the exchange offer before the acceptance of the original notes, if prior to the expiration date:

     - any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our judgment, could reasonably be expected to impair our ability to proceed with the exchange offer; or

     - the exchange offer violates any applicable law or interpretation of the staff of the SEC.

     The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time prior to the expiration date. The failure by us at any time to exercise any of the above rights shall not be considered a waiver of such right, and such right shall be considered an ongoing right which may be asserted at any time and from time to time.

     If we determine in our reasonable discretion that any of the conditions are not satisfied, we may:

     - refuse to accept any original notes and return all tendered original notes to the tendering holders;

     - extend the exchange offer and retain all original notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these original notes (see "Withdrawal of Tenders" below); or

     - waive unsatisfied conditions relating to the exchange offer and accept all properly tendered original notes which have not been withdrawn.

PROCEDURES FOR TENDERING

     We understand that the exchange agent has confirmed with DTC that any financial institution that is a participant in DTC's system may use its Automated Tender Offer Program ("ATOP") to tender outstanding notes. We further understand that the exchange agent will request, within two business days after the date the exchange offer commences, that DTC establish an account relating to the outstanding notes for the purpose of facilitating the exchange offer, and any participant may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account in accordance with ATOP procedures for transfer. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent's account at DTC, unless an agent's message is received by the exchange agent in compliance with ATOP procedures, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures.

     The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, stating that DTC has received an express acknowledgment from a participant tendering outstanding notes that are the subject of the book-entry confirmation and that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce such agreement against the participant. An agent's message must, in any case, be transmitted to and received or confirmed by the exchange agent, at its address set forth under the caption "Exchange Agent" below, prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

     Unless the tender is being made in book-entry form, to tender in the exchange offer, a holder must:

     - complete, sign and date the letter of transmittal, or a facsimile of it;

     - have the signatures guaranteed if required by the letter of transmittal; and

     - mail or otherwise deliver the letter of transmittal or the facsimile, the original notes and any other required documents to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

     The tender by a holder of original notes will constitute an agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

     The method of delivery of original notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal of original notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders.

     Any beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on that owner's own behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering such beneficial owner's original notes, either make appropriate arrangements to register ownership of the original notes in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on letters of transmittal or notices of withdrawal must be guaranteed by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless the original notes tendered pursuant thereto are tendered:

     - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     - for the account of an eligible guarantor institution.

     In the event that a signature on a letter of transmittal or a notice of withdrawal is required to be guaranteed, such guarantee must be by:

     - a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

     - a commercial bank or trust company having an office or correspondent in the United States; or

     - another eligible guarantor institution.

     If the letter of transmittal is signed by a person other than the registered holder of any original notes, the original notes must be endorsed by the registered holder or accompanied by a properly completed bond power, in each case signed or endorsed in blank by the registered holder.

     If the letter of transmittal or any original notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, submit evidence satisfactory to us of their authority to act in that capacity with the letter of transmittal.

     We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered original notes in our sole discretion. We reserve the absolute right to reject any and all original notes not properly tendered or any original notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular original notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties.

     Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within a time period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of original notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of original notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     In addition, we reserve the right, as set forth above under the caption "Conditions to the Exchange Offer," to terminate the exchange offer.

     By tendering, each holder represents to us, among other things, that:

     - the exchange notes acquired in connection with the exchange offer are being obtained in the ordinary course of business of the person receiving the exchange notes, whether or not such person is the holder;

     - neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such exchange notes; and

     - neither the holder nor any such other person is our "affiliate" (as defined in Rule 405 under the Securities Act).

     If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for original notes, it will acknowledge that it acquired such original notes as the result of market-making activities or other trading activities and it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

GUARANTEED DELIVERY PROCEDURES

     A holder who wishes to tender its original notes and:

     - whose original notes are not immediately available;

     - who cannot deliver the holder's original notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date; or

     - who cannot complete the procedures for book-entry transfer before the expiration date;

     - may effect a tender if

     - the tender is made through an eligible guarantor institution;

     - before the expiration date, the exchange agent receives from the eligible guarantor institution:

      (i) a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery,

      (ii)  the name and address of the holder, and

      (iii) the certificate number(s) of the original notes (if the original notes will be physically tendered) and the principal amount of original notes tendered, stating that the tender is being made and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal and the certificate(s) representing the original notes (or a confirmation of book-entry transfer), and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

     - the exchange agent receives, within three New York Stock Exchange trading days after the expiration date, a properly completed and executed letter of transmittal or facsimile, as well as the certificate(s) representing all tendered original notes in proper form for transfer or a confirmation of book-entry transfer, and all other documents required by the letter of transmittal.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of original notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of original notes in connection with the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

     - specify the name of the person who deposited the original notes to be withdrawn;

     - identify the original notes to be withdrawn (including the certificate number(s), if the original notes were physically delivered, and principal amount of such original notes);

     - be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such original notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of such original notes into the name of the person withdrawing the tender; and

     - specify the name in which any such original notes are to be registered, if different from that of the depositor.

     If original notes have been tendered under the book entry delivery procedure described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with the procedures of DTC's Book Entry Transfer Facility.

     We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices of withdrawal. Any original notes so withdrawn will be considered not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued unless the original notes withdrawn are validly re-tendered. Any original notes that have been tendered but are not accepted for exchange or are withdrawn will be returned to the holder without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be re-tendered by following one of the procedures described above under the caption "Procedures for Tendering" at any time prior to the expiration date.

EXCHANGE AGENT

     Wachovia Bank, National Association has been appointed as exchange agent in connection with the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent at its offices.

FEES AND EXPENSES

     We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. We will pay certain other expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and certain accounting and legal fees.

     Holders who tender their original notes for exchange will not be obligated to pay transfer taxes. However, if:

     - exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the original notes tendered; or

     - tendered original notes are registered in the name of any person other than the person signing the letter of transmittal; or

     - a transfer tax is imposed for any reason other than the exchange of original notes in connection with the exchange offer;

then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

ACCOUNTING TREATMENT

     The exchange notes will be recorded at the same carrying value as the original notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles.

CONSEQUENCES OF FAILURES TO PROPERLY TENDER ORIGINAL NOTES IN THE EXCHANGE OFFER

     Holders of the original notes desiring to tender their original notes in exchange for exchange notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of original notes for exchange. Original notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, following completion of the exchange offer, we generally will not be required to register the remaining original notes. Remaining original notes will continue to be subject to the following restrictions on transfer:

     - the remaining original notes may be resold only (i) if registered under the Securities Act, or (ii) if an exemption from registration is available; and

     - the remaining original notes will bear a legend restricting transfer in the absence of registration or an exemption.

     We do not currently anticipate that we will register the remaining original notes under the Securities Act. To the extent that original notes are tendered and accepted in connection with the exchange offer, any trading market for remaining original notes could be adversely affected. See "Risk Factors -- Risks Relating to the Exchange Offer -- If you fail to exchange your original notes, they will continue to be restricted securities and may become less liquid".

                            DESCRIPTION OF THE NOTES

     We issued the original notes, and will issue the exchange notes, under an indenture (the "Indenture") between AmeriGas Partners, L.P. and AmeriGas Finance Corp. and Wachovia Bank, National Association, as trustee, a copy of which is available upon request to the Company. The Indenture contains provisions which define your rights under the exchange notes. The terms of the exchange notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. Subject to our compliance with the covenant described under the caption "-- Certain
Covenants -- Limitation on Additional Indebtedness," we are permitted to issue additional notes under the Indenture in an unlimited principal amount.

     The Indenture is a technical document with terms that have a defined meaning. The summary section refers to and includes some of those defined terms, which are capitalized, in order to summarize the Indenture more succinctly and precisely. Definitions of certain terms used in this "Description of Notes" may be found under the heading "Certain Definitions." Because this section is a summary, however, it does not describe all of the defined terms or features of the notes and the Indenture, some of which you may find relevant. For that reason, we urge you to read the Indenture, and the form of note attached as Exhibit A to the Indenture because they, not this description, define the rights of the noteholders. In this summary, when we refer to "notes," we are referring collectively to the original notes and the exchange notes.

BRIEF DESCRIPTION OF THE NOTES

     The terms of the exchange notes and the original notes are identical in all material respects, except:

     - the exchange notes will have been registered under the Securities Act;

     - the exchange notes will not contain transfer restrictions and registration rights that relate to the original notes; and

     - the exchange notes will not contain provisions relating to the payment of additional interest to the holders of the original notes under the circumstances related to the timing of the exchange offer.

     The exchange notes:

     - will be our unsecured general joint and several obligations;

     - will rank senior in right of payment to all our subordinated
       Indebtedness;

     - will rank equally in right of payment with all our other senior Indebtedness;

     - are structurally subordinated to, which means they rank behind, the Indebtedness of the operating partnership, including the bank credit facilities and first mortgage notes, and the claims of the preferred stockholders of our consolidated subsidiaries, including our operating subsidiary; and

     - will be non-recourse to the property and assets of our general partner, AmeriGas Propane, Inc.

     We do not intend to list the exchange notes on any securities exchange or to seek approval for quotations of the exchange notes through any U.S. automated interdealer quotation system. There is no established market for the exchange notes, and we do not anticipate that one will develop.

     As described in more detail under "Risk Factors," AmeriGas Partners, L.P. is a holding company for its subsidiaries. The partnership has no material operations and no substantial assets other than its consolidated subsidiaries, including the operating partnership. Accordingly, the partnership is dependent upon the distribution of the earnings of its consolidated subsidiaries, including the operating partnership.

     Because the notes are structurally subordinated to the Indebtedness of the operating partnership, noteholders generally have no recourse to the operating partnership or any of its subsidiaries or their assets for amounts due under the notes. Noteholders may, however, have indirect recourse to the extent the partnership has rights as a holder of equity interests in the operating partnership and its subsidiaries. In addition, the noteholders do not have any right to require the operating partnership to make distributions to the partnership.

PRINCIPAL, MATURITY AND INTEREST

     The exchange notes will:

     - be issued in registered form, without coupons, in a minimum denomination of $2,000 and multiples of $1,000 thereof;

     - accrue interest at the annual rate of 7.25% from the most recent date to which interest has been paid, which interest will be computed on the basis of a 360-day year comprised of twelve 30-day months;

     - pay interest semi-annually in arrears on May 20 and November 20 to holders of record on the immediately preceding May 5 and November 5; and

     - mature on May 20, 2015.

     We will pay principal and interest on the notes at our office or agency, which we maintain in New York City. At our option, we may make payments of interest by check mailed to the noteholders at their respective addresses as set forth in the register of notes. All payments with respect to global notes, however, will be made by wire transfer of immediately available funds to the accounts specified by the holders of the global notes. Until otherwise designated by us, our office or agency in New York will be the office of the trustee maintained for payment purposes.

OPTIONAL REDEMPTION

     We do not have the option to redeem the notes before May 20, 2010 except under certain circumstances following the completion by the partnership on or before May 20, 2008 of a registered public offering of its partnership interests, other than any interests that are redeemable. The partnership has the option to use the net proceeds of such an offering to redeem the notes at 107.25% of their principal amount plus accrued and unpaid interest to the applicable redemption date; provided, however, that the redemption is completed within 90 days of the completion of the offering and at least 65% of the principal amount of the notes sold pursuant to this prospectus and any additional notes sold are outstanding immediately following the redemption. Generally, only one redemption may be made under this exception.

     On and after May 20, 2010, we have the right to redeem the notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount) listed in the table below, plus accrued and unpaid interest on the notes to the applicable redemption date, plus liquidated damages, if any, if redeemed during the twelve-month period beginning on May 20 of the years indicated in the table below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2010........................................................   103.625%
2011........................................................   102.417%
2012........................................................   101.208%
2013 and thereafter.........................................   100.000%

MANDATORY REDEMPTION; OPEN MARKET PURCHASES

     We are not required to make any mandatory redemption or sinking fund payments with respect to the notes. We may at any time and from time to time purchase notes in the open market or otherwise.

OFFERS TO PURCHASE; REPURCHASE AT THE OPTION OF THE NOTEHOLDERS

     We may be required to offer to purchase the notes if there is a change in control of, or certain asset sales by, the partnership.

     Change of Control Offer: The Indenture defines the term "change of control." Upon the occurrence of a change of control, each noteholder will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of that holder's notes pursuant to a change of control offer on the terms set forth in the Indenture. In a change of control offer, we will offer a change of control payment in cash equal to 101% of the aggregate principal amount of the notes or portion of notes validly tendered for payment, plus accrued and unpaid interest to the date of purchase. Generally, a change of control would occur when:

     - There is a sale, lease, conveyance or other disposition of all or substantially all of the assets of the partnership or the operating partnership to any entity other than UGI Corporation, our indirect parent, which is a public company, and its subsidiaries, or any entity in which UGI Corporation and its subsidiaries beneficially own at least 51% of such entity's voting stock. In this regard, the meaning of "all or substantially all" varies according to the facts and circumstances of the subject transaction and has no clearly established meaning under New York law, which is the law that governs the Indenture. Therefore, in some transactions it may be unclear whether a change of control has occurred;

     - There is a merger or consolidation of the partnership or the operating partnership, or a successor to either entity, with any entity other than UGI Corporation and its subsidiaries or any entity in which UGI Corporation and its subsidiaries beneficially own at least 51% of that entity's voting stock;

     - There is a liquidation or dissolution of the partnership or AmeriGas Propane, Inc., our general partner, or a successor to the general partner; or

     - There is any transaction or series of transactions that results in UGI Corporation and its subsidiaries beneficially owning in the aggregate, directly or indirectly, less than 51% of the voting stock of our general partner, or a successor to the general partner.

     Within 30 days following any change of control, we will mail a notice to each noteholder stating that, among other things, a change of control offer is being made, that all notes tendered will be accepted for payment and that any note not tendered will continue to accrue interest and we will identify the amount of the change of control payment and the change of control payment date for the notes. The notice will also include directions for noteholders who elect to have their notes purchased in the change of control offer.

     Noteholders will be entitled to withdraw any election to have their notes purchased if the paying agent receives timely and proper notice of such withdrawal. The notice from the partnership to noteholders will describe the requirements for the notice from the noteholders to the paying agent.

     We will comply with the requirements of Rule l4e-1 under the Exchange Act and any other relevant securities laws applicable to the repurchase of notes in connection with a change of control.

     On the change of control payment date, we will, to the extent lawful, accept for payment notes or portions of notes tendered in accordance with the change of control offer; deposit an amount equal to the change of control offer; deposit an amount equal to the change of control payment for the notes with the paying agent in respect of all notes or portions of notes properly tendered; and deliver or cause to be delivered to the trustee the notes so accepted together with an officers' certificate stating the aggregate amount of the notes or portions of notes tendered to us.

     The paying agent will promptly mail the change of control payment to each noteholder. The trustee will promptly authenticate and mail to each noteholder a new note equal in principal amount to any unpurchased portion of the notes surrendered. However, each new note will be in a principal amount of $2,000 or an integral multiple of $1,000. We will publicly announce the results of the change of control offer on or as soon as practicable after the change of control payment date.

     We are not likely to be able to purchase the notes upon a change of control because the holders of our outstanding 10% senior notes and of our operating partnership's first mortgage notes will also have a purchase right upon a change of control. The triggering of the purchase right will not constitute an event of default under the Indenture.

     In addition, we may be unable to pay the change of control payment because the agreements governing the first mortgage notes restrict our ability to redeem or repurchase the notes out of distributions from the operating partnership; the agreements governing the first mortgage notes and the bank credit facilities limit the operating partnership's ability to make distributions to the partnership; and we may not have sufficient immediate financial resources to pay cash to the holders of notes upon a repurchase.

     The failure of the partnership to repurchase the notes upon a change of control offer would constitute an immediate Event of Default under the Indenture.

     The failure of UGI Corporation to own directly or indirectly 100% of the general partnership interests in the operating partnership and at least a 30% ownership interest in the operating partnership would constitute an event of default under the bank credit facilities. The failure of the general partner to own directly or indirectly at least 30% of our partnership interests and the partnership interests of our operating partnership and to be a wholly owned subsidiary of UGI Corporation, our sole general partner and the sole general partner of our operating partnership would constitute an event of default under the agreements for the first mortgage notes. Upon such an event of default, the banks under the bank credit facilities and the holders of the first mortgage notes may accelerate repayment of the Indebtedness owed to them. An acceleration of the Indebtedness under the bank credit facilities or the first mortgage notes agreements would result in a default under our Indenture as long as the aggregate amount of such Indebtedness is $10.0 million or more. We and our operating partnership are not likely to be able to repay simultaneously all of our Indebtedness upon a change of control and acceleration of our debt.

     Asset Sales: The Indenture defines the term "Asset Sale" and provides that the partnership and, in certain circumstances, its subsidiaries that are Restricted Subsidiaries, meaning they are not "Unrestricted Subsidiaries," must comply with restrictions applicable to an Asset Sale. Briefly, an Unrestricted Subsidiary has no Indebtedness or any other obligation that, directly or indirectly, is guaranteed by or obligates in any way the partnership. An Asset Sale would include either of the following, whether in a single transaction or a series of related transactions:

     - the sale, lease, conveyance or other disposition of any assets other than sales of inventory in the ordinary course of business and consistent with past practice; or

     - the issuance or sale of capital stock of any subsidiary that is not an Unrestricted Subsidiary.

     The Indenture provides that some transactions are not considered Asset Sales, including any transfer of assets or capital stock by the partnership or any of its Restricted Subsidiaries to the operating partnership or a wholly owned subsidiary of the partnership, any transfer of assets or capital stock by the partnership or any of its Restricted Subsidiaries to any entity in exchange for other assets used in a permitted line of business and having a fair market value, as determined in good faith by our general partner, not less than that of the assets so transferred, and any transfer of assets in accordance with Permitted Investments as defined in the Indenture. Furthermore, the sale, lease, conveyance or other disposition of all or substantially all of the assets of the partnership would not be treated as an Asset Sale, but rather as a change of control or as if the partnership merged with another entity.

     The partnership and its Restricted Subsidiaries may complete an Asset Sale if the partnership or its Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value, as determined in good faith by AmeriGas Propane, Inc., our general partner, of the assets sold or otherwise disposed of, and at least 80% of the consideration received by the partnership or the Restricted Subsidiary is in the form of cash. For purposes of determining the amount of cash received in an Asset Sale, the following will be deemed to be cash:

     - the amount of any liabilities on the partnership's or any Restricted Subsidiary's balance sheet that are assumed by the transferee of the assets; and

     - the amount of any notes or other obligations received by the partnership or the Restricted Subsidiary from the transferee that is immediately converted by the partnership or the Restricted Subsidiary into cash, to the extent of the cash received.

     Furthermore, the 80% limitation will not apply to any Asset Sale in which the cash portion of the consideration received is equal to or greater than the after-tax proceeds would have been had the Asset Sale complied with the 80% limitation.

     If the partnership or any of its Restricted Subsidiaries receives Net Proceeds exceeding $10.0 million from one or more Asset Sales in any fiscal year, then within 360 days after the date the aggregate amount of Net Proceeds exceeds that amount, the partnership must apply the amount exceeding $10.0 million to reduce Indebtedness of a Restricted Subsidiary, with a permanent reduction of availability in the case of revolving Indebtedness, or make an investment in assets in a Permitted Business. Any Net Proceeds that are not applied or invested in either of these ways will be considered "Excess Proceeds."

     Pending the final application of any Net Proceeds, the partnership or any Restricted Subsidiary may temporarily reduce borrowings under the acquisition facility of the operating partnership's bank credit facilities, or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

     When the aggregate amount of Excess Proceeds exceeds $5.0 million, we will make an offer to all noteholders to purchase for cash that number of notes that may be purchased out of the Excess Proceeds at a purchase price equal to 100% of the principal amount of the note plus accrued and unpaid interest to the date of purchase. We will follow the procedures set forth in the Indenture and we will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws.

     To the extent that the aggregate amount of notes tendered in response to our purchase offer is less than the Excess Proceeds, the partnership or any Restricted Subsidiary may use such deficiency for general business purposes. If the aggregate principal amount of notes surrendered by their holders exceeds the amount of Excess Proceeds, the trustee shall select the notes to be purchased on a pro rata basis. Notwithstanding the foregoing, if we make this purchase offer at any time when we have securities outstanding ranking equally in right of payment with the notes and the terms of those securities provide that a similar offer must be made with respect to those other securities, then our offer to purchase the notes will be made concurrently with the other offers, and securities of each issue will be accepted on a pro rata basis in proportion to the aggregate principal amount of securities of each issue which their holders elect to have purchased. Upon completion of the offer to the noteholders, the amount of Excess Proceeds will be reset at zero.

     Selection and Notice of Redemption: If less than all the notes are to be redeemed at any time, the trustee will select the notes to be redeemed among the holders of notes pro rata, by lot or in accordance with a method which the trustee considers to be fair and appropriate. The trustee must choose in a manner that complies with any legal and stock exchange requirements. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of that note upon surrender and cancellation of the original note. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

CERTAIN COVENANTS

     The Indenture requires us to comply with a number of covenants, including those summarized below.

     Limitation on Additional Indebtedness: The partnership and its Restricted Subsidiaries may only incur more debt under certain circumstances. The partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment, in each case, to "incur," any Indebtedness, unless at the time of the incurrence and after giving pro forma effect to the receipt and application of the proceeds of the Indebtedness, the Consolidated Fixed Charge Coverage Ratio of the partnership would be greater than 2 to 1.

     In addition to any Indebtedness that may be incurred as set forth above, the partnership and its Restricted Subsidiaries may incur "Permitted Indebtedness."

     Limitation on Restricted Payments: The partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make a Restricted Payment, that is, to:

     - declare or pay any dividend or any other distribution or payment on or with respect to capital stock of the partnership or any of its Restricted Subsidiaries or any payment made to the direct or indirect holders, in their capacities as such, of capital stock of the partnership or any of its Restricted Subsidiaries other than dividends or distributions payable solely in capital stock of the partnership, other than redeemable capital stock, or in options, warrants or other rights to purchase capital stock of the partnership, other than redeemable capital stock; declare or pay a dividend or other distribution to the extent declared or paid to the partnership or any Restricted Subsidiary of the partnership; or declare or pay a dividend or other distribution by any Restricted Subsidiary of the partnership to all holders of capital stock of that Restricted Subsidiary on a pro rata basis, including, in the case of the operating partnership, to its general partner;

     - purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the partnership or any of its Restricted Subsidiaries, other than any capital stock owned by a wholly owned Restricted Subsidiary of the partnership;

     - make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other stated maturity, any subordinated Indebtedness, other than any such Indebtedness owned by the partnership or a wholly owned Restricted Subsidiary of the partnership; or

     - make any investment, other than a Permitted Investment, in any entity, unless, at the time of and after giving effect to the proposed Restricted Payment, no Default or Event of Default shall have occurred and be continuing, and the Restricted Payment, together with the aggregate of all other Restricted Payments made by the partnership and its Restricted Subsidiaries during the fiscal quarter during which the Restricted Payment is made, will not exceed:

     - if the Consolidated Fixed Charge Coverage Ratio of the partnership is greater than 1.75 to 1, an amount equal to Available Cash as of the end of the immediately preceding fiscal quarter; or

     - if the Consolidated Fixed Charge Coverage Ratio of the partnership is equal to or less than 1.75 to 1, an amount equal to the sum of $24.0 million, less the aggregate amount of all Restricted Payments made by the partnership and its Restricted Subsidiaries in accordance with this clause during the period ending on the last day of the fiscal quarter of the partnership immediately preceding the date of the Restricted Payment and beginning on the first day of the sixteenth full fiscal quarter immediately preceding the date of the Restricted Payment plus the aggregate net cash proceeds of any substantially concurrent capital contribution to the partnership from any Person other than a Restricted Subsidiary of the partnership, or issuance and sale of shares of Capital Stock, other than redeemable capital stock, of the partnership to any entity other than to a Restricted Subsidiary of the partnership.

     The Restricted Payment may be made in assets other than cash, in which case the amount will be the fair market value, as determined in good faith by the general partner on the date of the Restricted Payment of the assets proposed to be transferred.

     The above provisions will not prohibit:

     - the payment of any dividend or distribution within 60 days after the date of its declaration if, at the date of declaration, the payment would be permitted as summarized above;

     - the redemption, repurchase or other acquisition or retirement of any shares of any class of capital stock of the partnership or any Restricted Subsidiary of the partnership in exchange for, or out of the net cash proceeds of, a substantially concurrent capital contribution to the partnership from any entity other than a Restricted Subsidiary of the partnership; or issuance and sale of other capital stock, other than redeemable capital stock, of the partnership to any entity other than to a Restricted Subsidiary of the partnership; provided, however, that the amount of any net cash proceeds that are utilized for any redemption, repurchase or other acquisition or retirement will be excluded from the calculation of Available Cash; or

     - any redemption, repurchase or other acquisition or retirement of subordinated Indebtedness in exchange for, or out of the net cash proceeds of, a substantially concurrent capital contribution to the partnership from any entity other than a Restricted Subsidiary of the partnership; or issuance and sale of capital stock, other than redeemable capital stock, of the partnership to any entity other than to a Restricted Subsidiary of the partnership, or Indebtedness of the partnership issued to any entity other than a Restricted Subsidiary or the partnership, so long as the Indebtedness is Permitted Refinancing Indebtedness; provided, however, that the amount of any net cash proceeds that are utilized for any redemption, repurchase or other acquisition or retirement will be excluded from the calculation of Available Cash.

     In computing the amount of Restricted Payments previously made for purposes of the Restricted Payments test above, Restricted Payments made under the first point above will be included and Restricted Payments made under the second and third points above shall not be so included.

     Limitation on Liens: The partnership will not, and will not permit any of its Restricted Subsidiaries to, incur any liens or other encumbrance (other than Permitted Liens), unless all payments due under the Indenture and the notes are secured on an equal and ratable basis with the obligations so secured until such time such obligations are no longer secured by a lien. The term "Permitted Liens" is defined in the Indenture.

     Limitation on Transactions with Affiliates: The partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions, including the sale, transfer, disposition, purchase, exchange or lease of assets, property or services, other than as provided for in our partnership agreement or in the operating partnership's partnership agreement and the other agreements entered into between the partnership or the operating partnership and any of their affiliates, with, or for the benefit of any affiliates of the partnership unless:

     - the transaction or series of related transactions are between the partnership and its wholly owned Restricted Subsidiaries or between two wholly owned Restricted Subsidiaries; or

     - the transaction or series of related transactions are on terms that are no less favorable to the partnership or the Restricted Subsidiary, as the case may be, than those which would have been obtained in a comparable transaction at such time from an entity that is not an affiliate of the partnership or Restricted Subsidiary, and, with respect to transaction(s) involving aggregate payments or value equal to or greater than $15.0 million, the partnership shall have delivered an officers' certificate to the trustee certifying that the transaction(s) is on terms that are no less favorable to the partnership or the Restricted Subsidiary than those which would have been obtained from an entity that is not an affiliate of the partnership or Restricted Subsidiary and has been approved by a majority of the board of directors of our general partner, including a majority of the disinterested directors.

     However, the covenant limiting transactions with affiliates will not restrict the partnership, any Restricted Subsidiary or the general partner from entering into any employment agreement, stock option agreement, restricted stock agreement or similar agreement in the ordinary course of business; transactions permitted by the provisions of the Indenture described under the covenant "Restricted Payments"; and transactions in the ordinary course of business in connection with reinsuring the self-insurance programs or other similar forms of retained insurable risks of the retail propane business operated by the partnership, its subsidiaries and affiliates.

     Limitation on Dividends and Other Payment Restrictions Affecting the
Subsidiaries: The partnership will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

     - pay dividends, in cash or otherwise, or make any other distributions on or with respect to its capital stock or any other interest or participation in, or measured by, its profits;

     - pay any Indebtedness owed to the partnership or any other Restricted Subsidiary;

     - make loans or advances to, or any investment in, the partnership or any other Restricted Subsidiary:

     - transfer any of its properties or assets to the partnership or any other Restricted Subsidiary; or

     - guarantee any Indebtedness of the partnership or any other Restricted Subsidiary.

     Collectively, these restrictions are called the "Payment Restrictions." However, some encumbrances or restrictions are permissible, including those existing under or by reason of:

     - applicable law;

     - any agreement in effect at or entered into on the execution date of the Indenture, including the first mortgage notes outstanding and the bank credit facilities in effect on that date, or any agreement relating to any Permitted Indebtedness; provided, however, that the encumbrances and restrictions contained in the agreements governing the Permitted Indebtedness are no more restrictive with respect to the payment restrictions than those set forth in the agreements governing the first mortgage notes and the bank credit facilities as in effect on the execution date of the Indenture;

     - customary non-assignment provisions of any contract or any lease governing a leasehold interest of the partnership or any Restricted Subsidiary;

     - certain purchase money obligations for property acquired in the ordinary course of business;

     - any agreement of an entity (or any it its Restricted Subsidiaries) acquired by the partnership or any Restricted Subsidiary, in existence at the time of the acquisition but not created in contemplation of the acquisition, which encumbrance or restriction is not applicable to any third party other than the entity; or

     - provisions contained in instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor of the Indebtedness unless the transferee shall assume the obligations of the obligor under the agreement or instrument.

     Limitation on Sale and Leaseback Transactions: The partnership will not, and will not permit any of its Restricted Subsidiaries to, enter into any "Sale and Leaseback Transaction" with respect to their properties. The term "Sale and Leaseback Transaction" is defined in the Indenture and, generally, means any arrangement (other than between the partnership and a wholly owned Restricted Subsidiary or between wholly owned Restricted Subsidiaries) whereby property has been or will be disposed of by a transferor to another entity with the intent of taking back a lease on the property pursuant to which the rental payments are calculated to amortize the purchase price of the property over its life.

     The partnership and its Restricted Subsidiaries may, however, enter into a Sale and Leaseback transaction with respect to property acquired or constructed after the execution date of the Indenture; provided that the partnership or the Restricted Subsidiary would be permitted under the Indenture to incur Indebtedness secured by a lien on the property in an amount equal to the Attributable Debt with respect to the Sale and Leaseback transaction; or the lease in the Sale and Leaseback transaction is for a term not in excess of the lesser of three years or 60% of the remaining useful life of such property.

     Limitations on AmeriGas Finance Corp.: In addition to the restrictions set forth under "Limitation on Additional Indebtedness" above, AmeriGas Finance Corp. may not incur any Indebtedness unless the partnership is a co-obligor and guarantor of the Indebtedness; or the net proceeds of the Indebtedness are either lent to the partnership, used to acquire outstanding debt securities issued by the partnership, or used, directly or indirectly, to refinance or discharge Indebtedness permitted under the limitation of this paragraph.

     AmeriGas Finance Corp. may not engage in any business not related, directly or indirectly, to obtaining money or arranging financing for the partnership.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Indenture provides that the partnership may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another entity unless:

     - the partnership is the surviving entity or the entity formed by or surviving the transaction, if other than the partnership, or the entity to which the sale was made is a corporation or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia;

     - the entity formed by or surviving the transaction, if other than the partnership, or the entity to which the sale was made assumes all the obligations of the partnership in accordance with a supplemental Indenture in a form reasonably satisfactory to the trustee, under the notes and the Indenture;

     - immediately after the transaction no Default or Event of Default exists; and

     - the entity formed by or surviving the transaction, if other than the partnership, or the entity to which the sale was made will immediately have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the partnership immediately preceding the transaction; and, at the time of the transaction and after giving pro forma effect to it as if the transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness in accordance with the Consolidated Fixed Charge Coverage Ratio described in the Indenture covenant entitled "Limitation on Additional Indebtedness."

     The Indenture also provides that AmeriGas Finance Corp. may not consolidate or merge with or into, whether or not it is the surviving entity, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another entity except under conditions similar to those described in the paragraph above.

LINE OF BUSINESS

     The partnership and its Restricted Subsidiaries will not materially and substantially engage in any business other than Permitted Businesses, except to such extent as would not be material to the partnership and its Restricted Subsidiaries, taken as a whole.

REPORTS TO NOTEHOLDERS

     Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, we will furnish to the noteholders all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file those Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on that information by our certified independent accountants. In addition, we will furnish to such noteholders all reports that would be required to be filed with the SEC on Form 8-K if we were required to file the reports. Finally, whether or not required by the rules and regulations of the SEC, we will file a copy of all the information described in the preceding sentences with the SEC unless the SEC will not accept the filing. We will also make the information available to investors who request it in writing. Currently, we are required to and do file quarterly and annual reports on Forms 10-Q and 10-K.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture describes in detail the occurrences that would constitute an "Event of Default." Such occurrences include the following:

     - Default in the payment of the principal of or premium, if any, on any note when the same becomes due and payable, upon stated maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise;

     - Default in the payment of an installment of interest on, or liquidated damages, if any, with respect to, any of the notes, when the same becomes due and payable, which default continues for a period of 30 days;

     - failure to perform or observe any other term, covenant or agreement contained in the notes or the Indenture, other than a default specified in either of the two clauses above, and the default continues for a period of 45 days after written notice of the default requiring us to remedy the same shall have been given to the partnership by the trustee or to us and the trustee by holders of 25% in aggregate principal amount of the applicable notes then outstanding;

     - Default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the partnership or any Restricted Subsidiary of the partnership then has outstanding Indebtedness, if the default:

      - is caused by a failure to pay principal with respect to Indebtedness of a Restricted Subsidiary at its stated maturity or within the applicable grace period, if any, provided with respect to the Indebtedness; or principal, premium or interest with respect to Indebtedness of the partnership within the applicable grace period, if any, provided in the Indebtedness, which, collectively, is a "Payment Default", or

      - results in the acceleration of the Indebtedness prior to its stated maturity and, in each case, the principal amount of the Indebtedness, together with the principal amount of any other Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, amounts to $10.0 million or more;

     - a final judgment or judgments, which is or are non-appealable and nonreviewable or which has or have not been stayed pending appeal or review or as to which all rights to appeal or review have expired or been exhausted, shall be rendered against the partnership, any Restricted Subsidiary, the general partner, or any significant subsidiary, as that term is defined in Rule 1.02(v) of Regulation S-X under the Securities Act, provided such judgment or judgments requires or require the payment of money in excess of $10.0 million in the aggregate and is not covered by insurance or discharged or stayed pending appeal or review within 60 days after entry of such judgment. In the event of a stay, the judgment shall not be discharged within 30 days after the stay expires; or

     - certain events of bankruptcy, insolvency or reorganization with respect to us or any of our respective significant subsidiaries has occurred.

     If any Event of Default occurs and is continuing, the trustee or the holders of at least 25% of principal amount of the applicable series of notes then outstanding may declare all the notes of that series to be due and payable immediately.

     Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the partnership or AmeriGas Finance Corp., any significant subsidiary or any group of subsidiaries that, taken together, would constitute a significant subsidiary, all outstanding notes will become due and payable immediately without further action or notice. Noteholders may not enforce the Indenture or the notes except as provided in the Indenture. Subject to limitations, holders of a majority in principal amount of a series of then-outstanding notes may direct the trustee of that series of notes in its exercise of any trust or power. The trustee may withhold from noteholders notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal or interest, if the trustee determines in good faith that withholding notice is in their interest. If any Event of Default occurs because we or those acting on our behalf willfully intended to avoid payment of the premium that we would have to pay if we then elected to redeem the notes under the optional redemption provisions of the Indenture governing the notes, then an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. The holders of a majority in aggregate principal amount of a series of notes issued under the Indenture and then outstanding by notice to the trustee for those notes may waive any existing Default or Event of Default for all noteholders of that series and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of any principal of, premium, if any, or interest on the notes. We are required to deliver to the trustee annually a statement regarding compliance with the Indenture. In addition, upon becoming aware of any Default or Event of Default, we are required to deliver to the trustee a statement specifying the Default or Event of Default.

NO PERSONAL LIABILITY OF LIMITED PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES AND UNITHOLDERS

     No limited partner of the partnership or director, officer, employee, incorporator or stockholder of our general partner or AmeriGas Finance Corp., as such, shall have any liability for any of our obligations under the notes or the Indenture or any claim based on, in respect of, by reason of, these obligations. Each noteholder, by accepting a note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

NON-RECOURSE

     Our obligations under the Indenture are non-recourse to our general partner and the operating partnership, and their respective affiliates, other than ourselves, and are payable only out of our cash flow and assets. The trustee has, and each holder of a note, by accepting a note, is deemed to have, agreed in the Indenture that our general partner, the operating partnership and their affiliates will not be liable for any of our obligations under the Indenture or the notes.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     We may, at the option of the board of directors of our general partner, on our behalf, and the board of directors of AmeriGas Finance Corp. and at any time, elect to have all of our obligations discharged with respect to outstanding notes. This is known as "legal defeasance." However, under legal defeasance we cannot discharge:

     - the rights of holders of outstanding notes to receive payments with respect to any principal, premium, interest and liquidated damages on the notes when the payments are due;

     - our obligations with respect to the notes concerning issuing temporary notes, registration of notes or mutilated, destroyed, lost or stolen notes;

     - our obligation to maintain an office or agency for payment and money for security payments held in trust;

     - the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

     - the legal defeasance and covenant defeasance provisions of the Indenture.

     In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants that are described in the Indenture. This is called "covenant defeasance." After our obligations have been released in this manner, any failure to comply with these obligations will not constitute a Default or Event of Default with respect to the notes. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy, receivership, reorganization and insolvency, described in the Indenture and summarized in this prospectus under the caption "Events of Default" will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either legal defeasance or covenant defeasance, we must irrevocably deposit with the trustee, in trust, for the benefit of the noteholders, cash in U.S. dollars, non-callable U.S. government securities, or a combination thereof, in amounts sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal, any premium and interest on the outstanding notes on the stated maturity date or on the applicable redemption date.

     In addition, we will be required to deliver to the trustee an opinion of counsel stating that after the 91st day following the deposit the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and that all conditions precedent provided for or relating to legal defeasance or covenant defeasance have been complied with, and confirming other matters. Furthermore, in the case of a legal defeasance, the opinion must confirm that we have received from, or there shall have been published by, the IRS a ruling, or since the date of the Indenture, there shall have been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of the legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred. In the case of covenant defeasance, the opinion must confirm that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred.

     Finally, to exercise either legal defeasance or covenant defeasance, we must have delivered to the trustee an officers' certificate stating that we did not make the deposit with the intent of preferring the holders of notes over our other creditors or with the intent of defeating, hindering, delaying or defrauding our other creditors.

     We may not exercise either legal defeasance or covenant defeasance if an Event of Default has occurred and is continuing on the date of the deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit. In addition, we may not exercise either legal defeasance or covenant defeasance if such legal defeasance or covenant defeasance will result in a breach, violation or constitute a default under any material agreement or instrument, other than the Indenture, to which we or any of our Restricted Subsidiaries is a party or by which we or any of our Restricted Subsidiaries is bound.

AMENDMENT, SUPPLEMENT AND WAIVER

     In general, the Indenture and the notes may be amended or supplemented, and any existing default or compliance with any provision of the Indenture or the notes may be waived, with the consent of the holders of at least a majority in principal amount of the notes then outstanding. This includes consents obtained in connection with a tender offer or exchange offer for notes. However, without the consent of each noteholder affected, an amendment or waiver may not, with respect to any notes held by a non-consenting noteholder:

     - reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

     - reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes, other than provisions relating to our obligation to repurchase the notes upon certain asset sales or a change of control;

     - reduce the rate of or change the time for payment of interest on any note;

     - waive a Default in the payment of principal or interest on the notes;

     - make any note payable in money other than that stated in the notes;

     - make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal, premium, if any, or interest on the notes; or

     - make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any noteholder, we and the trustee may amend or supplement the Indenture or the notes to:

     - cure any ambiguity, defect or inconsistency;

     - provide for uncertificated notes in addition to or in place of certificated notes;

     - provide for the assumption of our obligations to noteholders in the case of a merger or consolidation;

     - make any change that could provide any additional rights or benefits to the noteholders that does not adversely affect the legal rights under the Indenture of any such holder;

     - comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or

     - to provide security for or add guaranties with respect to the notes.

THE TRUSTEE

     Should the trustee, Wachovia Bank, National Association, become our creditor, the Indenture contains certain limitations on the trustee's rights to obtain payment of claims or to realize on certain property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate the conflict within 90 days, apply to the SEC for permission to continue, or resign.

     The holders of a majority in principal amount of the then-outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an uncured Event of Default occurs, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any noteholder, unless the noteholder offers to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     We and the initial purchasers will enter into the Registration Rights Agreement on or prior to the execution date of the Indenture. Pursuant to the Registration Rights Agreement, we will agree to file with the SEC the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to an offer to exchange the notes for our Series B Notes with terms identical in all material respects to the notes. Upon the effectiveness of the Exchange Offer Registration Statement, we will offer to the holders of Transfer Restricted Securities (as defined below) who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Series B Notes. If:

     - we are not permitted to consummate the Exchange Offer because it is not permitted by applicable law or SEC policy; or

     - any holder of Transfer Restricted Securities notifies us within the specified time period that

     - it is not entitled to participate in the Exchange Offer, or

     - it may not resell the Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by the holder, or

     - it is a broker-dealer and owns notes acquired directly from us or our affiliate, then we will file with the SEC a shelf registration statement ("Shelf Registration Statement") to cover resales of the Transfer Restricted Securities by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. We will use reasonable efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC.

     For purposes of the foregoing, "Transfer Restricted Securities" means each note until:

     - the date on which the note has been exchanged by a Person other than a broker-dealer for a Series B Note in the Exchange Offer;

     - following the exchange by a broker-dealer in the Exchange Offer of a note for a Series B Note, the date on which the Series B Note is sold to a purchaser who receives from the broker-dealer on or prior to the date of the sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

     - the date on which the security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

     - the date on which the security is distributed pursuant to Rule 144 under the Act.

     Under existing SEC interpretations, the Transfer Restricted Securities would, in general, be freely transferable after the Exchange Offer without further registration under the Securities Act; provided, that in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act is required to be delivered. We have agreed, for a period of 180 days after consummation of the Exchange Offer, to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any Series B Notes acquired as described below. A broker-dealer which delivers the prospectus to purchasers in connection with resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

     Each holder of the Transfer Restricted Securities who wishes to exchange Transfer Restricted Securities for Series B Notes in the Exchange Offer will be required to make certain representations, including representations that:

     - any Series B Notes to be received by it will be acquired in the ordinary course of its business;

     - it has no arrangement with any Person to participate in the distribution of the Series B Notes; and

     - it is not our "affiliate," as defined in Rule 405 of the Securities Act or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Series B Notes. If the holder is a broker-dealer that will receive Series B Notes for its own account in exchange for Transfer Restricted Securities that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of any of these Series B Notes.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture and in the summary of the notes set forth above. These defined terms frequently refer to other defined terms and include details that explain the terms of the Indenture with greater precision than the summary section above does. We have not, however, included in this glossary all of the defined terms that are included in the Indenture. We urge you to read the Indenture and the form of note because they, not this summary description, define the rights of the noteholders and include all the details about the notes.

     "Acquired Indebtedness" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

     "Acquisition Facility" means the loan facility of the Operating Partnership provided for in the Credit Agreement for the purpose of financing acquisitions.

     "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "control" shall mean the power to direct management and policies, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the term "Affiliate" shall not include any Wholly-Owned Restricted Subsidiary.

     "Asset Acquisition" means:

     - an Investment by the partnership or any Restricted Subsidiary of the partnership in any other Person pursuant to which the Person shall become a Restricted Subsidiary of the partnership, or shall be merged with or into the partnership or any Restricted Subsidiary of the partnership;

     - the acquisition by the partnership or any Restricted Subsidiary of the partnership of the assets of any Person, other than a Restricted Subsidiary of the partnership, which constitute all or substantially all of the assets of such Person; or

     - the acquisition by the partnership or any Restricted Subsidiary of the partnership of any division or line of business of any Person, other than a Restricted Subsidiary of the partnership.

     "Attributable Debt" means, with respect to any Sale and Leaseback Transactions not involving a Capital Lease, as of any date of determination, the total obligation, discounted to present value at the rate of interest implicit in the lease included in the transaction, of the lessee for rental payments during the remaining portion of the term of the lease, including extensions which are at the sole option of the lessor, of the lease included in the transaction. For purposes of this definition, the rental payments shall not include amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights. In the case of any lease which is terminable by the lessee upon the payment of a penalty, the rental obligation shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Available Cash" as to any quarter means:

     - the sum of:

      - all cash of the partnership, the operating partnership and any subsidiaries thereof, treated as a single consolidated entity (together, the "partnership group"), on hand at the end of the quarter; and

      - all additional cash of the partnership group on hand on the date of determination of Available Cash with respect to the quarter resulting from borrowings subsequent to the end of the quarter;

     - less the amount of cash reserves that is necessary or appropriate in the reasonable discretion of the general partner to:

      - provide for the proper conduct of the business of the partnership group, including reserves for future capital expenditures, subsequent to the quarter;

      - provide funds for distributions under Section 5.3(a), (b) and (c) or 5.4(a) of our partnership agreement in respect of any one or more of the next four quarters; or

      - comply with applicable law or any debt instrument or other agreement or obligation to which any member of the partnership group is a party or its assets are subject;

provided, however, that Available Cash attributable to any Restricted Subsidiary of the partnership will be excluded to the extent dividends or distributions of Available Cash by the Restricted Subsidiary are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or other regulation.

     "Bank Credit Facilities" means the Acquisition Facility and the Revolving Loan Facility.

     "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person (as lessee or guarantor or other surety) which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

     "Change of Control" means (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Partnership or the Operating Partnership to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than Permitted Holders or any Person of which Permitted Holders beneficially own in the aggregate 51% or more of the Voting Stock, (ii) the merger or consolidation of the Partnership or the Operating Partnership with another partnership or corporation other than a Permitted Holder or any Person of which Permitted Holders beneficially own in the aggregate 51% or more of the Voting Stock, (iii) the liquidation or dissolution of the Partnership or the General Partner or (iv) the occurrence of any transaction, the result of which is that Permitted Holders beneficially own in the aggregate, directly or indirectly, less than 51% of the Voting Stock of the General Partner.

     "Consolidated Borrowing Base Amount" means an amount equal to the sum of:

     - 85% of the face amount of Eligible Accounts Receivable of the partnership and its Restricted Subsidiaries; and

     - 70% of the book value of the consolidated Inventory of the partnership and its Restricted Subsidiaries, in each case as determined in accordance with GAAP.

     To the extent that information is not available as to the amount of Eligible Accounts Receivable or Inventory as of a specific date, the partnership may utilize the most recent available information for purposes of calculating the Consolidated Borrowing Base Amount.

     "Consolidated Cash Flow Available for Fixed Charges" means, with respect to the partnership and its Restricted Subsidiaries, for any period, the sum of, without duplication, the amounts for the period, taken as single accounting, of:

     - Consolidated Net Income;

     - Consolidated Non-cash Charges;

     - Consolidated Interest Expense; and

     - Consolidated Income Tax Expense.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to the partnership and its Restricted Subsidiaries, the ratio of:

     - the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of the partnership and its Restricted Subsidiaries for the four full fiscal quarters immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Four Quarter Period"); to

     - the aggregate amount of Consolidated Fixed Charges of the partnership and its Restricted Subsidiaries for the Four Quarter Period.

     In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of the calculation to, without duplication:

     - the incurrence or repayment of any Indebtedness, other than revolving credit borrowings, of the partnership or any of its Restricted Subsidiaries (and in the case of any incurrence, the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make the calculation (and the application of the net proceeds thereof), as if the incurrence (and application) occurred on the first day of the Reference Period; and

     - any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make the calculation as a result of the partnership or one of its Restricted Subsidiaries, including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition, incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if the Asset Sale or Asset Acquisition occurred on the first day of the Reference Period; provided, however, that:

      - Consolidated Fixed Charges will be reduced by amounts attributable to businesses or assets that are so disposed of or discontinued only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to the Consolidated Fixed Charges subsequent to the date of Determination of the Consolidated Fixed Charge Coverage Ratio;

      - Consolidated Cash Flow Available for Fixed Charges generated by an acquired business or asset shall be determined by the actual gross profit, which is equal to revenues minus cost of goods sold, of the acquired business or asset during the immediately preceding four full fiscal quarters in the Reference Period, minus the pro forma expenses that would have been incurred by the partnership and its Restricted Subsidiaries in the operation of the acquired business or asset during the period computed on the basis of personnel expenses for employees retained or to be retained by the partnership and its Restricted Subsidiaries in the operation of the acquired business or asset and non-personnel costs and expenses incurred by the partnership and its Restricted Subsidiaries in the operation of the partnership's business at similarly situated facilities.

     Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the "Consolidated Fixed Charge Coverage Ratio":

     - interest on outstanding Indebtedness, other than Indebtedness referred to in the point below, determined on a fluctuating basis as of the last day of the Four Quarter Period and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on that date;

     - only actual interest payments associated with Indebtedness incurred in accordance with the fifth and seventh clauses of the definition of Permitted Indebtedness and all Permitted Refinancing Indebtedness in respect thereof, during the Four Quarter Period shall be included in the calculation; and

     - if interest on any Indebtedness actually incurred on the date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the last day of the Four Quarter Period will be deemed to have been in effect during the period. "Consolidated Fixed Charges" means, with respect to the partnership and its Restricted Subsidiaries for any period, the sum of, without duplication:

     - the amounts for such period of Consolidated Interest Expense; and

     - the product of:

      - the aggregate amount of dividends and other distributions paid or accrued during the period in respect of preferred stock and redeemable capital stock of the partnership and its Restricted Subsidiaries on a consolidated basis; and

      - a fraction, the numerator of which is one and the denominator of which is one less the then applicable current combined federal, state and local statutory tax rate, expressed as a percentage.

     "Consolidated Fixed Charges" means, with respect to the Partnership and its Restricted Subsidiaries for any period, the sum of, without duplication, (a) the amounts for such period of Consolidated Interest Expense and (b) the product of
(i) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Preferred Stock and Redeemable Capital Stock of the Partnership and its Restricted Subsidiaries on a consolidated basis and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then applicable current combined federal, state and local statutory tax rate, expressed as a percentage.

     "Consolidated Income Tax Expense" means, with respect to the partnership and its Restricted Subsidiaries for any period, the provision for federal, state, local and foreign income taxes of the partnership and its Restricted Subsidiaries for the period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to the partnership and its Restricted Subsidiaries, for any period, without duplication, the sum of:

     - the interest expense of the partnership and its Restricted Subsidiaries for the period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

     - any amortization of debt discount;

     - the net cost under Interest Rate Agreements;

     - the interest portion of any deferred payment obligation;

     - all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; and

     - all accrued interest for all instruments evidencing Indebtedness; and

     - the interest component of Capital Leases paid or accrued or scheduled to be paid or accrued by the partnership and its Restricted Subsidiaries during the period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means the net income of the partnership and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP and as adjusted to exclude:

     - net after-tax extraordinary gains or losses;

     - net after-tax gains or losses attributable to Asset Sales;

     - the net income or loss of any Person which is not a Restricted Subsidiary and which is accounted for by the equity method of accounting; provided that Consolidated Net Income shall include the amount of dividends or distributions actually paid to the partnership or any Restricted Subsidiary;

     - the net income or loss prior to the date of acquisition of any Person combined with the partnership or any Restricted Subsidiary in a pooling of interest;

     - the net income of any Restricted Subsidiary to the extent that dividends or distributions of that net income are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or other regulation; and

     - the cumulative effect of any changes in accounting principles.

     "Consolidated Net Worth" means, with respect to the partnership and its Restricted Subsidiaries at any date, the consolidated stockholders' equity or partners' capital of the partnership less the amount of the stockholders' equity or partners' capital attributable to redeemable capital stock of the partnership and its Restricted Subsidiaries, as determined in accordance with GAAP.

     "Consolidated Non-Cash Charges" means, with respect to the partnership and its Restricted Subsidiaries for any period, the aggregate depreciation, amortization and any other non-cash charges resulting from write-downs of non-current assets, in each case which reduces the Consolidated Net Income of the partnership and its Restricted Subsidiaries for the period, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Tangible Assets" of any Person means, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption "Total Assets" (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, as of the end of the most recently ended fiscal quarter for which internal financial statements are available, less all intangible assets, including, without limitation, goodwill, organization costs, patents, trademarks, copyrights, franchises, and research and development costs.

     "Credit Agreement" means the Credit Agreement, dated as of August 28, 2003, among the Operating Partnership, the general partner, Petrolane, Citicorp USA, Inc., Credit Suisse First Boston, Wachovia Bank, National Association, as issuing bank and agent and the other banks which are or become parties from time to time thereto, evidencing Bank Credit Facilities, as it has been and may be amended, supplemented or otherwise modified from time to time, including all exhibits and schedules thereto, and any successor or supplement facility entered into in the compliance with the Indenture.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Designation Amount" means, with respect to the designation of a Restricted Subsidiary or a newly acquired or formed subsidiary as an Unrestricted Subsidiary, an amount equal to the sum of:

     - the net book value of all assets of the subsidiary at the time of the designation in the case of a Restricted Subsidiary; and

     - the cost of acquisition or formation in the case of a newly acquired or formed subsidiary.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of execution of the Indenture.

     "Indebtedness" means, as applied to any Person, without duplication:

     - any Indebtedness for borrowed money and all obligations evidenced by any bond, note, debenture or other similar instrument or letter of credit, or reimbursement agreements in respect thereof, which the Person has, directly or indirectly, created, incurred or assumed;

     - any Indebtedness for borrowed money and all obligations evidenced by any bond, note, debenture or other similar instrument secured by any lien in respect of property owned by the Person, whether or not the Person has assumed or become liable for the payment of the Indebtedness; provided that the amount of the Indebtedness, if the Person has not assumed the same or become liable therefor, shall in no event be deemed to be greater than the fair market value from time to time, as determined in good faith by the Person, of the property subject to the lien;

     - any Indebtedness, whether or not for borrowed money, excluding trade payables and accrued expenses arising in the ordinary course of business, with respect to which the Person has become directly or indirectly liable and which represents the deferred purchase price, or a portion thereof, or has been incurred to finance the purchase price, or a portion thereof, of any property or service or business acquired by the Person, whether by purchase, consolidation, merger or otherwise;

     - the principal component of any obligations under Capital Leases to the extent the obligations would, in accordance with GAAP, appear on the balance sheet of the Person;

     - all Attributable Debt of the Person in respect of Sale and Leaseback Transactions not involving a Capital Lease;

     - any Indebtedness of the character referred to in the first five points of this definition deemed to be extinguished under GAAP but for which the Person remains legally liable;

     - any Indebtedness of any other Person of the character referred to in the first six points of this definition with respect to which the Person whose Indebtedness is being determined has become liable by way of a guaranty;

     - all redeemable capital stock of the Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends;

     - any preferred stock of any subsidiary of the Person valued at the liquidation preference thereof or any mandatory redemption payment obligations in respect thereof plus, in either case, accrued dividends thereon; and

     - any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in the first nine points above.

For purposes hereof, the "maximum fixed repurchase price" of any redeemable capital stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of the redeemable capital stock as if it were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture and if the price is based upon, or measured by, the fair market value of the redeemable capital stock, the fair market value shall be determined in good faith by the board of directors of the issuer of the redeemable capital stock.

     "Investment" means as applied to any Person:

     - any direct or indirect purchase or other acquisition by the Person of stock or other securities of any other Person; or

     - any direct or indirect loan, advance or capital contribution by the Person to any other Person and any other item which would be classified as an "investment" on a balance sheet of the Person prepared in accordance with GAAP, including without limitation any direct or indirect contribution by the Person of property or assets to a joint venture, partnership or other business entity in which the Person retains an interest, it being understood that a direct or indirect purchase or other acquisition by the Person of assets of any other Person, other than stock or other securities, shall not constitute an "Investment" for purposes of the Indenture.

The amount classified as Investments made during any period shall be the aggregate cost to the partnership and its Restricted Subsidiaries of all the Investments made during the period, determined in accordance with GAAP, but without regard to unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of the Investments and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the respective dates on which the Investments were made, less any net return of capital realized during the period upon the sale, repayment or other liquidation of the Investments, determined in accordance with GAAP, but without regard to any amounts received during the period as earnings (in the form of dividends not constituting a return of capital, interest or otherwise) on the Investments or as loans from any Person in whom the Investments have been made.

     "Net Amount of Unrestricted Investment" means, without duplication, the sum of:

     - the aggregate amount of all Investments made after the execution date of the Indenture pursuant to the eighth clause of the definition of Permitted Investment, computed as provided in the last sentence of the definition of Investment; and

     - the aggregate of all Designation Amounts in connection with the designation of unrestricted subsidiaries, less all Designation Amounts in respect of unrestricted subsidiaries which have been designated as Restricted Subsidiaries and otherwise reduced in a manner consistent with the provisions of the last sentence of the definition of Investment.

     "Net Proceeds" means, with respect to any asset sale or sale of capital stock, the proceeds therefrom in the form of cash or cash equivalents including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents, except to the extent that the deferred payment obligations are financed or sold with recourse to the partnership or any of its Restricted Subsidiaries, net of:

     - brokerage commissions and other fees and expenses related to the Asset Sale, including, without limitation, fees and expenses of legal counsel and accountants and fees, expenses, discounts or commissions of underwriters, placement agents and investment bankers;

     - provisions for all taxes payable as a result of the Asset Sale;

     - amounts required to be paid to any Person, other than the partnership or any Restricted Subsidiary of the partnership, owning a beneficial interest in the assets subject to the Asset Sale;

     - appropriate amounts to be provided by the partnership or any Restricted Subsidiary of the partnership, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with the Asset Sale and retained by the partnership or any Restricted Subsidiary of the partnership, as the case may be, after the Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with the Asset Sale; and

     - amounts required to be applied to the repayment of Indebtedness secured by any lien on the asset or assets sold in the Asset Sale.

     "Permitted Business" means either (1) marketing, distributing or otherwise handling propane or other hydrocarbons, or activities or services reasonably related or ancillary thereto, or (2) any other business that generates gross income that constitutes "qualifying income" under Section 7704(d) of the Code.

     "Permitted Indebtedness" means any of the following:

     - Indebtedness of the Issuers evidenced by the notes being offered by this Prospectus;

     - Indebtedness outstanding on the execution date of the Indenture;

     - Indebtedness of the Operating Partnership; provided that the aggregate principal amount (exclusive of any unamortized premium) of such Indebtedness outstanding at any time may not exceed $518.0 million;

     - Indebtedness of the partnership or a Restricted Subsidiary incurred (A) for the making of expenditures for the improvement or repair of (to the extent such improvements or repairs may be capitalized on the books of such Person in accordance with GAAP) or additions to (including additions by way of acquisitions of businesses and related assets) the property and assets of the partnership and its Restricted Subsidiaries (including, without limitation, Indebtedness incurred under the Acquisition Facility) or (B) by assumption in connection with additions (including additions by way of acquisition or capital contributions of businesses and related assets) to the property and assets of the partnership and its Restricted Subsidiaries; provided that the aggregate principal amount of such Indebtedness outstanding at any time may not exceed $75.0 million;

     - Indebtedness of the partnership or a Restricted Subsidiary incurred for any purpose permitted under the Revolving Loan Facility; provided that the aggregate principal amount of such Indebtedness outstanding at any time may not exceed an amount equal to the greatest of (i) $250.0 million, (ii) the Consolidated Borrowing Base Amount or (iii) 30% of Consolidated Tangible Assets of the partnership;

     - Indebtedness of the partnership owing to the General Partner or an Affiliate of the General Partner that is unsecured and that is Subordinated Indebtedness; provided that the aggregate principal amount of such Indebtedness outstanding at any time may not exceed $50.0 million;

     - Indebtedness of the partnership or a Restricted Subsidiary for the purpose of the payment of certain liabilities of Petrolane; provided that the aggregate amount of such Indebtedness outstanding at any time may not exceed $30.0 million;

     - Indebtedness owed by the partnership or any Restricted Subsidiary to any Wholly-Owned Restricted Subsidiary;

     - Indebtedness under Interest Rate Agreements;

     - Permitted Refinancing Indebtedness;

     - the incurrence by the partnership or a Restricted Subsidiary of Indebtedness owing directly to its insurance carriers (without duplication) in connection with the partnership's, its Subsidiaries' or its Affiliates' self-insurance programs or other similar forms of retained insurable risks for their respective businesses, consisting of reinsurance agreements and indemnification agreements (and guarantees of the foregoing) secured by letters of credit; provided that any Consolidated Fixed Charges associated with the Indebtedness evidenced by such reinsurance agreements, indemnification agreements, guarantees and letters of credit shall be included (without duplication) in any determination of the Consolidated Fixed Charge Coverage Ratio test set forth in the covenant in the Indenture entitled "Limitation on Additional Debt";

     - Indebtedness of the partnership and its Restricted Subsidiaries in respect of Capital Leases; provided that the aggregate amount of such Indebtedness outstanding at any time may not exceed $30.0 million;

     - Indebtedness of the partnership and its Restricted Subsidiaries represented by letters of credit supporting (i) obligations under workmen's compensation laws, (ii) obligations to suppliers of propane; provided that the aggregate amount of such Indebtedness outstanding at any time may not exceed $25.0 million and (iii) the repayment of Permitted Indebtedness; and

     - surety bonds and appeal bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the partnership or any of its Subsidiaries or in connection with judgments that do not result in a Default or Event of Default.

     "Permitted Investments" means any of the following:

     - First, Investments made or owned by the partnership or any Restricted Subsidiary in:

          (A) marketable obligations issued or unconditionally guaranteed by the United States, or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing one year or less from the date of acquisition thereof;

          (B) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at such date the highest rating obtainable from either Standard & Poor's Ratings Group and its successors ("S&P") or Moody's Investors Service, Inc. and its successors ("Moody's");

          (C) commercial paper maturing no more than 365 days from the date of creation thereof and having as at the date of acquisition thereof one of the two highest ratings obtainable from either S&P or Moody's;

          (D) certificates of deposit maturing one year or less from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States or any state thereof or the District of Columbia or Canada ("Permitted Banks");

     - the commercial paper or other short term unsecured debt obligations of which are as at such date rated either "A-2" or better (or comparably if the rating system is changed) by S&P or "Prime-2" or better (or comparably if the rating system is changed) by Moody's; or

     - the long-term debt obligations of which are, as at such date, rated either "A" or better (or comparably if the rating system is changed) by either S&P or Moody's;

          (E) eurodollar time deposits having a maturity of less than 270 days from the date of acquisition thereof purchased directly from any Permitted Bank;

          (F) bankers' acceptances eligible for rediscount under requirements of the Board of Governors of the Federal Reserve System and accepted by Permitted Banks;

          (G) obligations of the type described in clauses (A) through (E) above purchased from a securities dealer designated as a "primary dealer" by the Federal Reserve Bank of New York or from a Permitted Bank as counterparty to a written repurchase agreement obligating such counterparty to repurchase such obligations not later than 14 days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of the partnership or a Restricted Subsidiary by a custodian which is a Permitted Bank and which is not a counterparty to the repurchase agreement in question;

          (H) shares of money market mutual funds having as at such date one of the two highest ratings obtainable from either S&P or Moody's; and

          (I) auction rate investments having as at such date one of the two highest ratings obtainable from either S&P or Moody's;

     - Second, the acquisition by the partnership or any Restricted Subsidiary of capital stock or other ownership interests, whether in a single transaction or in a series of related transactions, of a Person engaged in a Permitted Business such that, upon the completion of such transaction or series of transactions, the Person becomes a Restricted Subsidiary;

     - Third, subject to the eighth clause below, the making or ownership by the partnership or any Restricted Subsidiary of Investments (in addition to Investments permitted by the first, second, fourth, fifth, sixth and seventh clauses of this definition) in any Person engaged in a Permitted Business; provided that the aggregate amount of all such Investments made by the partnership and its Restricted Subsidiaries following the execution date of the Indenture and outstanding pursuant to this third clause and the eighth clause below shall not at any date of determination exceed 10% of Total Assets (the "Investment Limit"); provided that, in addition to Investments that would be permitted under the Investment Limit, during any fiscal year the partnership and its Restricted Subsidiaries may invest up to $25.0 million (the "Annual Limit") pursuant to the provisions of this clause, but the unused amount of the Annual Limit shall not be carried over to any future years;

     - Fourth, the making or ownership by the partnership or any Restricted Subsidiary of Investments:

      - arising out of loans and advances to employees incurred in the ordinary course of business;

      - arising out of extensions of trade credit or advances to third parties in the ordinary course of business; and

      - acquired by reason of the exercise of customary creditors' rights upon default or pursuant to the bankruptcy, insolvency or reorganization of a debtor;

     - Fifth, the creation or incurrence of liability by the partnership or any Restricted Subsidiary, with respect to any guaranty constituting an obligation, warranty or indemnity, not guaranteeing Indebtedness of any Person, which is undertaken or made in the ordinary course of business;

     - Sixth, the creation or incurrence of liability by the partnership or any Restricted Subsidiary with respect to any interest rate agreements;

     - Seventh, the making by any Restricted Subsidiary of Investments in the partnership or another Restricted Subsidiary;

     - Eighth, the making or ownership by the partnership or any Restricted Subsidiary of Investments in Unrestricted Subsidiaries; provided that the Net Amount of Unrestricted Investment shall not at any time exceed $5.0 million (and subject to the limitations specified in the third clause above); and

     - Ninth, the making or ownership by the partnership or any Restricted Subsidiary of Investments in the operating partnership.

     "Permitted Liens" means any of the following:

     - First, liens for taxes, assessments or other governmental charges, the payment of which is not yet due and is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and as to which reserves or other appropriate provision, if any, as shall be required by GAAP, shall have been made therefor and be adequate in the good faith judgment of the obligor;

     - Second, liens of lessors, landlords and carriers, vendors, warehousemen, mechanics, materialmen, repairmen and other like liens incurred in the ordinary course of business for sums not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and as to which reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made therefor and be adequate in the good faith judgment of the obligor, in each case:

      - not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property; or

      - incurred in the ordinary course of business securing the unpaid purchase price of property or services constituting current accounts payable;

     - Third, liens, other than any lien imposed by the Employee Retirement Income Security Act of 1974, as may be amended from time to time, incurred or deposits made in the ordinary course of business:

      - in connection with workers' compensation, unemployment insurance and other types of social security; or

      - to secure or to obtain letters of credit that secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money;

     - Fourth, other deposits made to secure liability to insurance carriers under insurance or self-insurance arrangements;

     - Fifth, liens securing reimbursement obligations under letters of credit; provided in each case that such liens cover only the title documents and related goods and any proceeds thereof covered by the related letter of credit;

     - Sixth, any attachment or judgment lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal or review, or shall not have been discharged within 60 days after expiration of any such stay;

     - Seventh, leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, which in each case either are granted, entered into or created in the ordinary course of the business of the partnership or any Restricted Subsidiary or do not materially impair the value or intended use of the property covered thereby;

     - Eighth, liens on property or assets of any Restricted Subsidiary securing Indebtedness of the Restricted Subsidiary owing to the partnership or a wholly owned Restricted Subsidiary;

     - Ninth, liens on assets of the partnership or any Restricted Subsidiary existing on the execution date of the Indenture;

     - Tenth, liens securing Indebtedness evidenced by the first mortgage notes or any extension, renewal, refunding or refinancing of any such Indebtedness;

     - Eleventh, liens securing Indebtedness incurred under the Acquisition Facility or any extension, renewal, refunding or refinancing of any such Indebtedness;

     - Twelfth, liens securing Indebtedness incurred under the Revolving Loan Facility or any extension, renewal, refunding or refinancing of any such Indebtedness;

     - Thirteenth, liens, other than the liens referred to in the eleventh clause above, securing Indebtedness incurred in accordance with:

      - the fifth clause of the definition of Permitted Indebtedness;

      - the sixth and eighth clauses of the definition of Permitted Indebtedness; or

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

      - Indebtedness otherwise permitted to be incurred under the "Limitation on Additional Indebtedness" covenant to the extent incurred:

      - to finance the making of expenditures for the improvement or repair (to the extent the improvements and repairs may be capitalized on the books of the partnership and the Restricted Subsidiaries in accordance with
        GAAP) of, or additions including additions by way of acquisitions of businesses and related assets to, the assets and property of the partnership and its Restricted Subsidiaries; or

      - by assumption in connection with additions including additions by way of acquisitions or capital contributions of businesses and related assets to the property and assets of the partnership and its Restricted Subsidiaries; provided that, in the case of Indebtedness incurred in accordance with the first and second sub-points of the thirteenth clause above, the principal amount of the Indebtedness does not exceed the lesser of the cost to the partnership and its Restricted Subsidiaries of the additional property or assets and the fair market value of the additional property or assets at the time of the acquisition thereof, as determined in good faith by the general partner;

     - Fourteenth, liens existing on any property of any Person at the time it becomes a subsidiary of the partnership, or existing at the time of acquisition upon any property acquired by the partnership or any subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the partnership or the subsidiary, or created to secure Indebtedness incurred to pay all or any part of the purchase price (a "Purchase Money Lien") of property including, without limitation, capital stock and other securities acquired by the partnership or a Restricted Subsidiary; provided that:

      - the lien shall be confined solely to the item or items of property and, if required by the terms of the instrument originally creating the lien, other property which is an improvement to or is acquired for use specifically in connection with the acquired property;

      - in the case of a Purchase Money Lien, the principal amount of the Indebtedness secured by the Purchase Money Lien shall at no time exceed an amount equal to the lesser of:

        a) the cost to the partnership and the Restricted Subsidiaries of the property; and

        b) the fair market value of the property at the time of the acquisition thereof as determined in good faith by the general partner;

      - the Purchase Money Lien shall be created not later than 30 days after the acquisition of the property; and

      - the lien, other than a Purchase Money Lien, shall not have been created or assumed in contemplation of the Person's becoming a subsidiary of the partnership or the acquisition of property by the partnership or any subsidiary;

     - Fifteenth, easements, exceptions or reservations in any property of the partnership or any Restricted Subsidiary granted or reserved for the purpose of pipelines, roads, the removal of oil, gas, coal or other minerals, and other like purposes, or for the joint or common use of real property, facilities and equipment, which are incidental to, and do not materially interfere with, the ordinary conduct of the business of the partnership or any Restricted Subsidiary;

     - Sixteenth, liens arising from or constituting permitted encumbrances under the agreements and instruments securing the obligations under the first mortgage notes and the bank credit facilities; and

     - Seventeenth, any lien renewing or extending any lien permitted by the ninth through the fourteenth clauses above; provided that the principal amount of the Indebtedness secured by any such lien shall not exceed the principal amount of the Indebtedness outstanding immediately prior to the renewal or extension of the lien, and no assets encumbered by the lien other than the assets encumbered immediately prior to the renewal or extension shall be encumbered thereby.

     "Permitted Refinancing Indebtedness" means Indebtedness incurred by the partnership or any Restricted Subsidiary to substantially concurrently (excluding any notice period on redemptions) repay, refund, renew, replace, extend or refinance, in whole or in part, any Permitted Indebtedness of the partnership or any Restricted Subsidiary or any other Indebtedness incurred by the partnership or any Restricted Subsidiary pursuant to the "Limitation on Additional Indebtedness" covenant, to the extent that:

     - the principal amount of the Permitted Refinancing Indebtedness does not exceed the principal or accreted amount plus the amount of accrued and unpaid interest of the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced and the amount of a reasonably determined premium necessary to accomplish such refinancing;

     - with respect to the repayment, refunding, renewal, replacement, extension or refinancing of our Indebtedness, the Permitted Refinancing Indebtedness ranks no more favorably in right of payment with respect to the notes than the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced; and

     - with respect to the repayment, refunding, renewal, replacement, extension or refinancing our Indebtedness, the Permitted Refinancing Indebtedness has a Weighted Average Life to Stated Maturity and stated maturity equal to, or greater than, and has no fixed mandatory redemption or sinking fund requirement in an amount greater than or at a time prior to the amounts set forth in, the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced;

provided, however, that Permitted Refinancing Indebtedness shall not include Indebtedness incurred by a Restricted Subsidiary to repay, refund, renew, replace, extend or refinance Indebtedness of the partnership.

     "Petrolane" means Petrolane Incorporated, a Pennsylvania corporation, and its successors.

     "Restricted Subsidiary" means a subsidiary of the partnership, which, as of the date of determination, is not an Unrestricted Subsidiary of the partnership.

     "Revolving Loan Facility" means the revolving loan facility of the Operating Partnership provided for in the Credit Agreement.

     "Total Assets" means, as of any date of determination, the consolidated total assets of the partnership and the Restricted Subsidiaries as would be shown on a consolidated balance sheet of the partnership and the Restricted Subsidiaries prepared in accordance with GAAP as of that date.

     "Unrestricted Subsidiary" means any subsidiary of the partnership or a Restricted Subsidiary that is designated as such by the General Partner; provided that no portion of the Indebtedness or any other obligation contingent or otherwise of such Subsidiary:

     - is guaranteed by the partnership or any Restricted Subsidiary;

     - is recourse to or obligates the partnership or any Restricted Subsidiary in any way; or

     - subjects any property or assets of the partnership or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof.

     Notwithstanding the foregoing, the partnership or a Restricted Subsidiary may Guaranty or agree to provide funds for the payment or maintenance of, or otherwise become liable with respect to Indebtedness of an Unrestricted Subsidiary, but only to the extent that the partnership or a Restricted Subsidiary would be permitted to:

     - make an Investment in the Unrestricted Subsidiary pursuant to the eighth clause of the definition of Permitted Investments; and

     - incur the Indebtedness represented by the guaranty or agreement pursuant to the first paragraph of the covenant captioned "Limitation on Additional Indebtedness."

The board of directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to the designation there exists no Event of Default or event which after notice or lapse of time or both would become an Event of Default, and if the Unrestricted Subsidiary has, as of the date of the designation, outstanding Indebtedness other than Permitted Indebtedness, the partnership could incur at least $1.00 of Indebtedness other than Permitted Indebtedness.

     Notwithstanding the foregoing, no subsidiary may be designated an Unrestricted Subsidiary if the subsidiary, directly or indirectly, holds capital stock of a Restricted Subsidiary. Neither the operating partnership nor AmeriGas Finance Corp. may be designated an Unrestricted Subsidiary.

     "Weighted Average Life to Stated Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     - The sum of the products obtained by multiplying:

      - the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

      - the number of years, calculated to the nearest one-twelfth, that will elapse between the date and the making of the payment, by

      - the then outstanding principal amount of the Indebtedness;

provided, however, that with respect to any revolving Indebtedness, the foregoing calculation of Weighted Average Life to Stated Maturity shall be determined based upon the total available commitments and the required reductions of commitments in lieu of the outstanding principal amount and the required payments of principal, respectively.

     "Wholly Owned Restricted Subsidiary" means the operating partnership or any Subsidiary of the partnership of which 100% of the outstanding Capital Stock is owned by the partnership or by one or more Wholly Owned Restricted Subsidiaries of the partnership. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

FORM OF SENIOR NOTES

     The certificates representing the exchange notes will be issued in fully registered form, without coupons. Except as described in the next paragraph, the exchange notes will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as DTC's nominee, in the form of a global note. Holders of the exchange notes will own book-entry interests in the global note evidenced by records maintained by DTC. Book-entry interests may be exchanged for certificated notes of like tenor and equal aggregate principal amount, if:

     - DTC notifies us that it is unwilling or unable to continue as depositary or we determine that DTC is unable to continue as depositary and we fail to appoint a successor depositary;

     - we provide for the exchange pursuant to the terms of the Indenture; or

     - we determine that the book-entry interests will no longer be represented by global notes and we execute and deliver to the Trustee instructions to that effect.

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

        CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of certain material United States federal income tax considerations to holders who exchange original notes for exchange notes or who own and dispose of the exchange notes. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, administrative positions of the Internal Revenue Service ("IRS") and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations.

     We have not sought a ruling from the IRS with respect to the U.S. federal income tax consequences of acquiring, holding or disposing of an exchange note. There can be no assurance that the IRS will not challenge one or more of the conclusions described herein.

     This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of the holder's circumstances (for example, a person subject to the alternative minimum tax provisions of the Code). This discussion does not address the U.S. federal income tax consequences to investors subject to special treatment under U.S. federal income tax laws, such as dealers in securities or foreign currency, traders who elect to mark the notes to market, partnerships or other pass-through entities, tax-exempt entities, banks and other financial institutions, insurance companies, brokers, "controlled foreign corporations," "passive foreign investment companies," persons holding a note as part of a "straddle," "hedge," "conversion transaction" or other risk reduction transaction and persons who have a "functional currency" other than the U.S. dollar.

     This discussion does not address any aspect of state, local or foreign law, or U.S. federal estate and gift tax law other than U.S. federal estate tax law as applicable to a non-U.S. Holder (to the extent set forth below). In addition this discussion is limited to beneficial owners who hold or will hold the notes as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment).

     If a partnership holds our notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our notes, you should consult your tax advisers.

     THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE PURCHASERS OF THE NOTES ARE ADVISED TO CONSULT THEIR TAX ADVISERS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES OR THE EFFECT OF THE U.S. FEDERAL ESTATE, GIFT, OR EXCISE TAX LAWS.

TAX CONSEQUENCES TO U.S. HOLDERS

     The following discussion is limited to a holder of a note that is a "U.S. Holder." For purposes of this discussion, a "U.S. Holder" is a beneficial owner of a note that for U.S. federal income tax purposes is (i) a citizen or resident (as defined in Section 7701(b) of the Code) of the United States, (ii) a corporation (or an entity treated as a corporation) created or organized in the United States or a political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of source or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or certain electing trusts that were in existence on August 19, 1996, and were treated as domestic trusts on that date.

     Interest. Generally, payments of interest on a note will be includible in a U.S. Holder's gross income and taxable as ordinary income for U.S. federal income tax purposes at the time such interest is paid or accrued in accordance with the U.S. Holder's regular method of tax accounting.

     Bond Premium. A U.S. Holder whose basis in a note immediately after its acquisition by such U.S. Holder exceeds all amounts payable on such note after such purchase (other than payments of qualified stated interest, within the meaning of the Code) will be considered as having purchased the note with "bond premium." A U.S. Holder generally may elect to amortize bond premium over the remaining term of the note, using a constant yield method, as an offset to interest income. An electing U.S. Holder must reduce its tax basis in the note by the amount of the aggregate amortized bond premium. If such holder does not elect to amortize bond premium, such premium will decrease the gain or increase the loss that such holder would otherwise recognize on the sale, exchange, retirement or other taxable disposition of the note. The election to amortize bond premium, once made, will apply to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

     Market Discount. If a U.S. Holder acquires a note for an amount that is less than all amounts payable on such note after the acquisition date (other than payments of qualified stated interest, within the meaning of the Code), then the amount of the difference will be treated as "market discount" for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount. Unless a U.S. Holder elects to accrue market discount as described below, a U.S. Holder will be required to treat any principal payment on, or any gain on the sale, exchange or redemption of a note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such note at or prior to the time of such payment or disposition. Further, a disposition of a note by gift (and in certain other non-taxable transactions) could result in the recognition of market discount income, computed as if such note had been sold for its fair market value. In addition, a U.S. Holder of a note may be required to defer, until the maturity of such note or the earlier disposition of such note in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such note.

     Market discount in respect of a note is generally considered to accrue ratably during the period from the acquisition date to the maturity date of such note, unless the U.S. Holder elects to accrue market discount on the note under the constant yield method.

     A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield method), in which case the rules described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, will apply to all market discount obligations acquired in or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

     Sale, Exchange, Retirement or Other Taxable Disposition of a Note. Each U.S. Holder generally will recognize capital gain or loss upon a sale, exchange, retirement or other taxable disposition of a note measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received (except to the extent that the cash or other property received in respect of a note is attributable to the payment of accrued interest on the note not previously included in income, which amount will be taxable as ordinary income) and (ii) the holder's adjusted tax basis in the note. A U.S. Holder's tax basis in a note generally will be the amount paid for the note increased by any market discount previously included in the U.S. Holder's gross income and reduced by the amount of any amortizable bond premium applied to reduce interest inclusions with respect to the notes. The gain or loss will be long-term capital gain or loss if the note has been held for more than one year at the time of the sale, exchange or retirement. Certain non-corporate U.S. Holders may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. The deductibility of capital losses is subject to limitation.

     Exchange Offer. The exchange of the original notes for the exchange notes pursuant to the exchange offer will not constitute a material modification of the terms of the notes and therefore will not constitute a taxable event for U.S. federal income tax purposes. Accordingly, the exchange will have no U.S. federal income tax consequences to a U.S. Holder, so that the U.S. Holder's holding period and adjusted tax basis for a note would not be affected, and the U.S. Holder would continue to take into account income in respect of a note in the same manner as before the exchange.

     Information Reporting Requirements and Backup Withholding Tax. A U.S. Holder of a note may be subject, under certain circumstances, to information reporting and "backup withholding" currently at a rate of 28% with respect to certain "reportable payments," including interest, principal (and premium, if any) on, and gross proceeds from a disposition of, a note. Backup withholding will not apply with respect to payments made to certain holders, including corporations and tax-exempt organizations, provided their exemptions from backup withholding are properly established. U.S. Holders of a note should consult their tax advisors as to their qualifications for exemption from withholding and the procedure for obtaining such exemption.

     The backup withholding rules apply if the holder, among other things, (i) fails to furnish a social security number or other taxpayer identification number ("TIN") certified under penalties of perjury within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN, (iii) fails to properly report the receipt of interest or dividends or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that the holder is not subject to backup withholding. A U.S. Holder who does not provide us with its correct TIN also may be subject to penalties imposed by the IRS.

     Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a refund or as a credit against that U.S. Holder's U.S. federal income tax liability, provided the requisite procedures are followed. We will report annually to the IRS and to each U.S. Holder of a note the amount of any "reportable payments" and the amount of tax withheld, if any, with respect to those payments.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

     The following is a general discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes by a Non-U.S. Holder who is a beneficial owner of the note. A "Non-U.S. Holder" is a beneficial owner (other than a partnership) of notes other than a U.S. Holder. For purposes of the discussion below, interest and gain on the sale, exchange or other disposition of the notes will be considered to be "U.S. trade or business income" if such income or gain is:

     - effectively connected with the conduct of a U.S. trade or business, and

     - in the case of a treaty resident, attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) in the United States.

     Interest. Generally interest paid to a Non-U.S. Holder of a note will not be subject to U.S. federal income or withholding tax if such interest is not U.S. trade or business income and is "portfolio interest." Generally, interest on the notes will qualify as portfolio interest if the Non-U.S. Holder:

     - does not actually or constructively own 10% or more of our capital or profits interests;

     - is not a controlled foreign corporation with respect to which we are a "related person" within the meaning of the Code; and

     - certifies, under penalties of perjury on a Form W-8BEN, that such holder is not a United States person and provides such holder's name and address.

     The gross amount of payments of interest that do not qualify for the portfolio interest exception and that are not U.S. trade or business income will be subject to U.S. withholding tax at a rate of 30% unless a treaty applies to reduce or eliminate withholding. U.S. trade or business income will be taxed at regular graduated U.S. rates rather than the 30% withholding rate. In the case of a Non-U.S. Holder that is a corporation, such U.S. trade or business income also may be subject to the branch profits tax. To claim an exemption from withholding for U.S. trade or business income, or to claim the benefits of a treaty, a Non-U.S. Holder must provide a properly executed Form W-8BEN (claiming treaty benefits) or W-8ECI (claiming exemption from withholding because income is U.S. trade or business income) (or such successor forms as the IRS designates), as applicable prior to the payment of interest. These forms must be periodically updated. A Non-U.S. Holder who is claiming the benefits of a treaty may be required to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. Also, under the Treasury regulations, special procedures are provided for payments through intermediaries.

     Sale, Exchange, Retirement, or Other Taxable Disposition of the Notes. A Non-U.S. Holder generally will not be subject to U.S. federal income tax in respect of gain recognized on a disposition of the notes unless:

     - the gain is U.S. trade or business income (in which case the branch profits tax may also apply to a corporate Non-U.S. Holder);

     - the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and meets other requirements; or

     - the Non-U.S. Holder is subject to U.S. tax under provisions applicable to certain U.S. expatriates (including certain former citizens or residents of the United States).

     U.S. Federal Estate Tax. Notes held (or treated as held) by an individual who is not a citizen or resident of the United States, as specifically defined for U.S. federal estate tax purposes, at the time of his or her death will not be subject to United States federal estate tax, provided that the interest on such notes would be exempt as portfolio interest when received by the Non-U.S. holder at the time of his or her death and the income on the notes was not U.S. trade or business income.

     Information Reporting Requirements and Backup Withholding Tax. We must report annually to the IRS and to each Non-U.S. Holder any interest that is paid to the Non-U.S. Holder. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

     The backup withholding tax and certain information reporting will not apply to such payments of interest with respect to which either the requisite certification (i.e., a Form W-8BEN or W-8ECI as described above) has been received or an exemption otherwise has been established, provided that neither we nor our paying agent have actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

     The payment of the proceeds from the disposition of the notes to or through the United States office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of the notes to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a "U.S. related person"). In the case of the payment of the proceeds from the disposition of the notes to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be refunded or credited against the holder's U.S. federal income tax liability, if any, if the holder provides the required information to the IRS.

     THE U.S. FEDERAL INCOME AND ESTATE TAX SUMMARY SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON YOUR PARTICULAR SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and for a period of not less than 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In
addition, until           , 2005, all dealers effecting transactions in the
exchange notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of not less than 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and to indemnify the holders of the original notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the notes will be passed upon for us by Morgan, Lewis & Bockius LLP.

                                    EXPERTS

     The consolidated financial statements of AmeriGas Partners, L.P. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  AMERIGAS PARTNERS, L.P.

     The partnership agreement of AmeriGas Partners, L.P. provides that we will indemnify and hold harmless our general partner, any departing partner, any person who is or was an affiliate of the general partner or any departing partner, any person who is or was an officer, director, employee, partner, agent or trustee of the general partner, any departing partner or any such affiliate, and any person who is or was serving at the request of the general partner, any departing partner or any such affiliate as an officer, director, employee, partner, agent, fiduciary or trustee of another person, to the fullest extent permitted by law but subject to the limitations expressly provided for in the partnership agreement, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any of the above persons may be involved, or is threatened to be involved, as a party or otherwise, by reason of his, her or its status as any of the foregoing; provided, however, that in each case such person acted in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of AmeriGas Partners, L.P., and, with respect to any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. Any indemnification under these provisions will be made only out of our available assets, and our general partner shall not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, such indemnification.

     The indemnification so provided shall be in addition to any other rights to which any of the aforementioned persons may be entitled under any agreement, pursuant to a vote of the holders of outstanding units, as a matter of law or otherwise, and shall continue for such persons who have ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of such persons.

     To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by any of the aforementioned persons who is so indemnified in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by us prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by us of any undertaking by or on behalf of such person to repay such amount if it shall be determined that such person is not entitled to be indemnified.

     We are authorized to purchase (or to reimburse our general partner or its affiliates for the cost of) insurance against any liability that may be asserted against or expense that may be incurred by such persons in connection with our activities, regardless of whether we would have the power to indemnify such persons against such liability under the provisions of the partnership agreement described above.

  AMERIGAS FINANCE CORP.

  Section 145 of Delaware General Corporation Law

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     Section 145 of the Delaware General Corporation Law also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

     To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; provided that indemnification provided for by Section 145 or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

     In addition, Section 102(b)(7) of the Delaware General Corporation Law permits Delaware corporations to include a provision in their certificates of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividends or unlawful stock purchases or redemptions; or (iv) for any transactions from which the director derived an improper personal benefit.

     The Certificate of Incorporation of AmeriGas Finance Corp. currently provides that each Director shall not be personally liable to such corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

  Bylaws Provisions on Indemnity.

     Article 7 of the Bylaws of AmeriGas Finance Corp. sets forth the extent to which the directors and officers of AmeriGas Finance Corp. may be indemnified by AmeriGas Finance Corp. against liabilities which they may incur while serving in such capacity. Article 7 generally provides that AmeriGas Finance Corp. shall indemnify the directors and officers of AmeriGas Finance Corp. who are or were a party to any threatened, pending, or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of AmeriGas Finance Corp. or of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection therewith, provided that the applicable standard of conduct set forth in Section 145 of the Delaware General Corporation Law was met and, provided further, that such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred in the case of an action or suit by or in the right of AmeriGas Finance Corp. to procure a judgment in its favor. Subject to the procedures for indemnification of directors and officers set forth in the Bylaws, the indemnification of the directors and officers of AmeriGas Finance Corp. provided for therein is in all other respects substantially similar to that provided for in Section 145 of the Delaware General Corporation Law. Any such indemnification shall continue as to a person who has ceased to be a director or officer of AmeriGas Finance Corp. and shall inure to the benefit of the heirs, executors, and administrators of such person.

     The above discussion of the Bylaws of AmeriGas Finance Corp. and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such Bylaws and the Delaware General Corporation Law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrants as disclosed above, the registrants have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  EXHIBITS

  EXHIBIT
   NUMBER
  -------
     3.1       Third Amended and Restated Agreement of Limited Partnership
               of AmeriGas Partners, L.P. dated as of December 1, 2004
               (incorporated by reference to Exhibit 3.1 to AmeriGas
               Partners, L.P.'s Current Report on Form 8-K dated December
               1, 2004).
     3.2       Certificate of Incorporation of AmeriGas Finance Corp.
     3.3       By-laws of AmeriGas Finance Corp.
     4.1       Indenture, dated as of May 3, 2005, by and among AmeriGas
               Partners, L.P., AmeriGas Finance Corp., as issuers, and
               Wachovia Bank, National Association, as Trustee. Includes
               form of exchange note (incorporated by reference to Exhibit
               4.1 to the Company's Current Report on Form 8-K filed on May
               6, 2005).
     4.2       Registration Rights Agreement, dated as of May 3, 2005, by and among AmeriGas Partners, L.P., AmeriGas Finance Corp.,
               Credit Suisse First Boston LLC, Citigroup Global Markets
               Inc. and Wachovia Capital Markets, LLC (incorporated by
               reference to Exhibit 99.1 to the Company's Current Report on
               Form 8-K filed on May 6, 2005).
     5.1       Opinion of Morgan, Lewis & Bockius LLP.
    12.1       Computation of ratio of earnings to fixed charges.
    23.1       Consent of Independent Registered Public Accounting Firm.
    23.2       Consent of Morgan, Lewis & Bockius LLP (included in Exhibit
               5.1 above).
    24.1       Powers of Attorney (included on signature pages).
    25.1       Statement of eligibility of Trustee under the Trust
               Indenture Act of 1939, as amended, on Form T-1 of Wachovia
               Bank, National Association, as Trustee.
    99.1       Form of Letter of Transmittal.
    99.2       Form of Notice of Guaranteed Delivery.
    99.3       Form of Letter to Brokers, Dealers, Commercial Banks, Trust
               Companies and Other Nominees.
    99.4       Form of Letter to Clients.
    99.5       Form of Guidelines for Certification of Taxpayer
               Identification Number on Substitute Form W-9.
    99.6       Organizational Chart.

ITEM 22.  UNDERTAKINGS

     The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of AmeriGas Partners, L.P. annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of Form S-4, within one business day of the receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrants hereby undertake to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on September 30, 2005.

                                          AMERIGAS PARTNERS, L.P.,
                                          a Delaware limited partnership

                                          By: AMERIGAS PROPANE, INC., a
                                          Pennsylvania corporation, its general
                                          partner

                                          By:      /s/ ROBERT W. KRICK
                                            ------------------------------------
                                            Robert W. Krick
                                            Vice President and Treasurer

     Each person whose signature appears below hereby appoints Robert H. Knauss, Eugene V. N. Bissell and Jerry E. Sheridan, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



             /s/ EUGENE V.N. BISSELL                 President and Chief Executive    September 29, 2005
 ------------------------------------------------     Officer (Principal Executive
               Eugene V.N. Bissell                       Officer) and Director


               /s/ LON R. GREENBERG                      Chairman and Director           October 3, 2005
 ------------------------------------------------
                 Lon R. Greenberg


                /s/ JOHN L. WALSH                      Vice Chairman and Director     September 29, 2005
 ------------------------------------------------
                  John L. Walsh


              /s/ JERRY E. SHERIDAN                  Vice President -- Finance and       October 3, 2005
 ------------------------------------------------       Chief Financial Officer
                Jerry E. Sheridan                    (Principal Financial Officer)


             /s/ WILLIAM J. STANCZAK                      Controller and Chief           October 3, 2005
 ------------------------------------------------    Accounting Officer (Principal
               William J. Stanczak                        Accounting Officer)


              /s/ THOMAS F. DONOVAN                             Director              September 29, 2005
 ------------------------------------------------
                Thomas F. Donovan



               /s/ RICHARD C. GOZON                             Director              September 29, 2005
 ------------------------------------------------
                 Richard C. Gozon


             /s/ WILLIAM J. MARRAZZO                            Director              September 29, 2005
 ------------------------------------------------
               William J. Marrazzo


               /s/ GREGORY A. PRATT                             Director              September 28, 2005
 ------------------------------------------------
                 Gregory A. Pratt


                                                                Director
------------------------------------------------
James W. Stratton


               /s/ ROGER B. VINCENT                             Director              September 30, 2005
 ------------------------------------------------
                 Roger B. Vincent

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on September 30, 2005.

                                          AMERIGAS FINANCE CORP.

                                          By:      /s/ ROBERT W. KRICK
                                            ------------------------------------
                                            Robert W. Krick
                                            Vice President and Treasurer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Robert H. Knauss, Eugene V. N. Bissell and Jerry E. Sheridan, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



             /s/ EUGENE V.N. BISSELL                 President (Principal Executive      October 3, 2005
 ------------------------------------------------        Officer) and Director
               Eugene V.N. Bissell


              /s/ JERRY E. SHERIDAN                  Vice President -- Finance and       October 3, 2005
 ------------------------------------------------       Chief Financial Officer
                Jerry E. Sheridan                    (Principal Financial Officer)
                                                              and Director


             /s/ WILLIAM J. STANCZAK                      Controller and Chief           October 3, 2005
 ------------------------------------------------    Accounting Officer (Principal
               William J. Stanczak                        Accounting Officer)


               /s/ ROBERT H. KNAUSS                             Director              September 30, 2005
 ------------------------------------------------
                 Robert H. Knauss